UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

ZILLOW GROUP, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a‑6(i)(1) and 0‑11.

Letter from our Chief Executive Officer and Co-Executive Chairmen

Seattle, Washington
April 15, 2026

Dear Zillow Group Shareholder,

On behalf of the Board of Directors, we invite you to attend the 2026 Annual Meeting of Shareholders of Zillow Group, Inc., which will be held on June 2, 2026, at 2:00 p.m. (Pacific Time). The virtual-only Annual Meeting will be accessible at meetnow.global/M7L2ATC, where you will be able to listen to the meeting live, submit questions, and vote online. Our Board of Directors has fixed the close of business on March 24, 2026, as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

The Notice of Annual Meeting and this Proxy Statement contain details of the business to be conducted at the Annual Meeting. This Proxy Statement is first being sent to shareholders on or about April 15, 2026. As further described in this Proxy Statement, our Board of Directors recommends that you vote FOR each of the proposals.

Your vote is very important, and we encourage you to please vote your shares promptly, whether or not you expect to attend the Annual Meeting. You may vote online or by telephone, or, if you requested printed proxy materials, by mailing a proxy or voting instruction card. In addition, shareholders of record may vote online during the Annual Meeting by visiting meetnow.global/M7L2ATC and following the instructions found on your proxy card.

On behalf of our Board of Directors, thank you for your continued investment in Zillow Group.

Sincerely,

Jeremy Wacksman Chief Executive Officer and Director	Richard N. Barton Co-founder and Co-Executive Chairman	Lloyd D. Frink Co-founder, Co-Executive Chairman and President

Notice of 2026 Annual Meeting of Shareholders

1301 Second Avenue, Floor 36
Seattle, WA 98101

The 2026 Annual Meeting of Shareholders of Zillow Group, Inc. (the “Annual Meeting”) will be held on June 2, 2026, at 2:00 p.m. (Pacific Time) in a virtual-only format at meetnow.global/M7L2ATC, for the following purposes:
1.    To elect three Class III directors (Amy C. Bohutinsky, Jay C. Hoag, and Gregory B. Maffei), each nominated by our Board of Directors to serve until the 2029 Annual Meeting of Shareholders;
2.    To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and
3.     To transact such other business as may properly come before the Annual Meeting.

The Board of Directors of Zillow Group, Inc. has fixed the close of business on March 24, 2026, as the record date for the Annual Meeting (the “Record Date”). Only shareholders of record of our Class A and/or Class B common stock as of the close of business on the Record Date are entitled to notice of, to attend, and to vote at the Annual Meeting. Our Class C capital stock is non-voting (except in limited circumstances as required by Washington law or our Amended and Restated Articles of Incorporation). Shareholders of record of our Class C capital stock are not entitled to notice of, to attend, or to vote at the Annual Meeting with respect to their shares of Class C capital stock. If you hold shares of our Class C capital stock in addition to shares of our Class A or Class B common stock, your voting power with respect to the proposals to be presented at the Annual Meeting is limited to your Class A and Class B common stock ownership.

To be admitted to the Annual Meeting at meetnow.global/M7L2ATC, you must enter the control number found on your proxy card, voting instruction form, or notice. If your shares are held in the name of a broker, trust, bank, or other nominee that holds your shares, and you do not have a control number, you must register in advance with our transfer agent, Computershare, to attend the Annual Meeting. You may participate in the Annual Meeting, submit appropriate questions in writing before and during the Annual Meeting, and vote before and during the Annual Meeting by following the instructions available on the meeting website.

In accordance with U.S. Securities and Exchange Commission rules, we intend to send a Notice of Internet Availability of Proxy Materials on or about April 15, 2026, and provide access to our proxy materials online on that date to the holders of record of our Class A and Class B common stock as of the close of business on the Record Date.

By order of the Board of Directors,

Bradley D. Owens

General Counsel and Corporate Secretary

Seattle, WA

April 15, 2026
Important Notice Regarding the Availability of Proxy Materials
For the Annual Meeting of Shareholders to be Held on June 2, 2026

This Zillow Group, Inc. Proxy Statement and the 2025 Annual Report of Zillow Group, Inc. are available at:
https://investors.zillowgroup.com/investors/financials/annual-reports-and-proxies/default.aspx

As used in this Proxy Statement, the terms “Zillow Group,” “the Company,” “we,” “us,” and “our” refer to Zillow Group, Inc., unless the context indicates otherwise. In addition, on February 17, 2015, pursuant to the Agreement and Plan of Merger, dated as of July 28, 2014, by and among Zillow, Inc. (“Zillow”), Trulia, Inc. (“Trulia”), and Zillow Group, each of Zillow and Trulia became wholly owned subsidiaries of Zillow Group. Unless otherwise noted, executive officer positions and directorships of the Company were held continuously with Zillow before the Trulia transaction and with Zillow Group after the Trulia transaction.

NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) that involve risks and uncertainties. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “predict,” “will,” “projections,” “continue,” “estimate,” "outlook,” “guidance,” “would,” “could,” “target,” “commit,” or similar expressions constitute forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee these results. Differences in Zillow Group’s actual results from those described in these forward-looking statements may result from actions taken by us as well as from risks and uncertainties beyond our control. For more information about potential factors that could affect Zillow Group’s business and financial results, please review the “Risk Factors” described in Zillow Group’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the U.S. Securities and Exchange Commission (the “SEC”) and in Zillow Group’s other filings with the SEC. Except as may be required by law, we do not intend, and undertake no duty, to update this information to reflect future events or circumstances.
NOTE REGARDING INDUSTRY AND MARKET DATA
This Proxy Statement contains market and industry data that are based on our own internal estimates and research, as well as independent industry publications, trade or business organizations, and other statistical information from third parties. Third-party information generally states that the information contained therein has been obtained from sources believed to be reliable. While we are not aware of any misstatements regarding this third-party information, we have not independently verified any of the data from third-party sources, nor have we validated the underlying economic assumptions relied on therein. The content of, or accessibility through, these market and industry data sources, except to the extent specifically set forth in this Proxy Statement, does not constitute a portion of this report and is not incorporated herein, and any sources are an inactive textual reference only.
NO INCORPORATION BY REFERENCE
This Proxy Statement includes website addresses and references to additional materials found on those websites, including the Company’s website. These websites and materials are not incorporated by reference herein or in any of our other filings with the SEC.

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all information you should consider. Please read this entire Proxy Statement carefully before voting.

Annual Shareholder Meeting
Date: June 2, 2026	Record Date: March 24, 2026	Voting: Shareholders of our Class A common stock and Class B common stock as of the close of business on the Record Date are entitled to vote.

Time: 2:00 p.m. (Pacific Time)	Mailing Date: This Proxy Statement was first mailed to shareholders on or about April 15, 2026.
Virtual Meeting Website: meetnow.global/M7L2ATC	Meeting Agenda: This meeting will cover the proposals listed under Voting Matters and Vote Recommendations below, and any other business that may properly come before the meeting.

The Board believes utilizing a virtual-only format provides the opportunity for participation by a broader group of shareholders while reducing the costs associated with planning, holding, and arranging logistics for an in-person meeting. This balance allows the meetings to remain focused on matters directly relevant to the interests of shareholders in a way that recognizes the value to shareholders of an efficient use of our company resources. The virtual format is also consistent with our culture which supports the flexible workplace philosophy that we afford our employee population. In order to provide shareholders with an experience as close as possible to an in-person format, we:

•provide shareholders with the ability to submit appropriate questions in advance of the meeting;
•provide shareholders with the ability to submit appropriate questions in real time via the meeting website;
•answer as many questions submitted in accordance with the meeting rules of conduct as possible during the time allotted for the meeting, without discrimination; and
•offer separate engagement opportunities with shareholders on appropriate matters related to the duties and responsibilities of the Board or corporate governance.

 Voting Matters and Vote Recommendations

	Board Recommends	See Page
Management Proposals

Election of three Class III directors	FOR	2

Ratification of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for 2026	FOR	29

PROPOSAL 1: Election of Directors

Board Composition

As of March 24, 2026, the Zillow Group Board of Directors (the “Board”) was composed of eleven members, divided into three classes and with standing required Board committee composition as follows:

Name	Current Term Expires	Principal Occupation	Age	Director Since	Audit Committee	Compensation Committee	Nominating and Governance Committee
Class I
Erik Blachford*	2027	Founder, Blachford Capital LLC	59	2005
J. William Gurley*	2027	General Partner, Benchmark Capital	59	2024
Gordon Stephenson*	2027	Co-founder, Principal and Designated Broker, Real Property Associates	60	2005
Claire Cormier Thielke*	2027	Global Head - Product Development, Prologis, Inc.	40	2020
Class II
Richard N. Barton	2028	Co-founder and Co-Executive Chairman, Zillow Group, Inc.	58	2004
Lloyd D. Frink	2028	Co-founder, Co-Executive Chairman and President, Zillow Group, Inc.	61	2004
April Underwood*	2028	Managing Director and Co-founder, Adverb Ventures	45	2017
Jeremy Wacksman	2028	Chief Executive Officer, Zillow Group, Inc.	49	2024
Class III
Amy C. Bohutinsky*	2026	Operating Partner, TCV	51	2018
Jay C. Hoag*	2026	Founding General Partner, TCV	67	2005
Gregory B. Maffei*	2026	Executive Chairman, QVC Group, Inc.	65	2005
___________

Committee Chairperson	*	Independent Director
Committee Member		Financial Expert

ELECTION OF DIRECTORS
If elected at the Annual Meeting, Ms. Bohutinsky, Mr. Hoag, and Mr. Maffei (collectively, the “Class III Directors”) will serve on the Board until the Annual Meeting of Shareholders in 2029, or until their respective successors are duly elected and qualified, whichever is later, or until their earlier death, resignation, or retirement. Proxies will be voted in favor of the Class III Directors unless the shareholder indicates otherwise on the proxy. The Class III Directors each currently serve as a director, have consented to being named as nominees in this Proxy Statement, and have agreed to serve if elected. The Board expects that each of the nominees will be able to serve, but if any nominee becomes unable to serve at the time the election occurs, proxies will be voted for another nominee designated by the Board unless the Board chooses to reduce the number of directors serving on the Board.
The following section presents certain biographical information for current members of the Board, as well as summaries of each director’s key qualifications and expertise most relevant to the decision to nominate the person for service on the Board.
Amy C. Bohutinsky
✓    Operating Partner, TCV
✓    Compensation Committee (Member)
✓    Nominating and Governance Committee (Member)
✓    Independent Director
Qualifications/Expertise:
•Prior Zillow Group Executive Leadership - COO and CMO
•Real Estate Industry
•Corporate Strategy
•Brand Builder
•Operational Management
Amy C. Bohutinsky (age 51) has been a member of our Board since October 2018. Ms. Bohutinsky has served as Operating Partner (formerly Strategic Advisor and Venture Partner) for funds at TCV since June 2019. Ms. Bohutinsky previously held a number of leadership roles with Zillow Group, including Chief Operating Officer from August 2015 to January 2019, Chief Marketing Officer from March 2011 to August 2015, Vice President of Marketing and Communications from September 2010 to March 2011, Vice President of Communications from August 2008 to September 2010, and Director of Communications from August 2005 to August 2008. Ms. Bohutinsky served on the boards of directors of Pencil and Pixel, Inc., dba Modsy, a private online interior design platform, from September 2020 to July 2022; The Gap, Inc., a public global retailer, from November 2018 to September 2020; Hotel Tonight, Inc., a private mobile-based hotel booking service, from August 2014 to April 2019; and Avvo, Inc., a private online marketplace for legal services, from June 2014 to March 2018.

Current Other Company Board Service:
•Wealthsimple (a privately held money management platform), since May 2024; currently serves on Compensation Committee
•Duolingo (a public online language-learning platform), since June 2020; currently serves on Audit, Risk and Compliance Committee and is Chair of Nominating and Corporate Governance Committee
•Translation Enterprises, Inc., dba UnitedMasters (a private music distributor), since November 2021
Education:
•Bachelor of Arts in Journalism and Mass Communication, Washington & Lee University

Jay C. Hoag
✓    Founding General Partner, TCV
✓    Compensation Committee (Chair)
✓    Independent Director
Qualifications/Expertise:
•Corporate Strategy
•Finance and Accounting
•Risk Management
•Corporate Governance
•Executive Compensation
•Talent and Leadership Development
Jay C. Hoag (age 67) has served as a member of the Board since October 2005. Mr. Hoag co-founded TCV in 1995 and continues to serve as a Founding General Partner. He has also been involved in a large number of technology investments, including Airbnb, Altiris (acquired by Symantec), Ascend Communications (acquired by Lucent Technologies), CNET, Expedia, Facebook, Fandango (acquired by Comcast), Intuit, Netflix, Peloton, and Sybase, among others. Mr. Hoag has served as a board member of Grow Care, Inc., dba Grow Therapy, a private online therapy platform, since October 2024. Previously, Mr. Hoag has served on the boards of directors of numerous other public and private companies, including TripAdvisor, Inc., a public online travel company, from 2018 to 2025; Electronic Arts, Inc., a public interactive entertainment software company, from 2011 to 2021; Prodege, a privately held holding company of consumer loyalty websites and mobile apps, from 2014 to December 2021; and TechTarget, Inc., a public data and marketing company, from 2004 to 2016. He currently serves on the boards of directors of several universities, as well as the public companies listed below.
Current Other Company Board Service:
•Netflix, Inc. (a public online media subscription service provider), since 1999; currently serves as chair of the Nominating and Governance Committee and lead independent director
•Peloton Interactive, Inc. (a public interactive fitness platform), since August 2018; currently serves as Chairman of the Board and Chair of the Compensation Committee

Education:
•Bachelor of Arts in Economics and Political Science, Northwestern University
•Master of Business Administration, University of Michigan

Gregory B. Maffei
✓    Executive Chairman, QVC Group, Inc.
✓    Audit Committee (Chair)
✓    Audit Committee Financial Expert
✓    Independent Director
Qualifications/Expertise:
•Finance and Accounting
•Capital Markets and Corporate Strategy
•Operational Management
•Corporate Governance
•Public Media and Communications
•Compliance and Risk Management
Gregory B. Maffei (age 65) has served as a member of the Board since May 2005. From June 2013 until April 2025, Mr. Maffei served as Chairman of the Board of Directors, President, and Chief Executive Officer of Liberty TripAdvisor Holdings, Inc., a formerly public holding company of online travel service companies acquired by Tripadvisor, Inc. in 2025. He previously served as a director, President and Chief Executive Officer of Liberty Broadband Corporation, a telecommunications company, from June 2014 until December 2024; and as a director, President and Chief Executive Officer of Liberty Media Corporation (including its predecessor), a digital media and e-commerce company, from May 2007 until December 2024. In addition, he previously served as a director of Charter Communications, Inc., a cable television and broadband service provider, from May 2013 until May 2025, and Live Nation Entertainment, Inc., a public live entertainment and e-commerce company, from February 2011 until June 2025. He also previously served as a director, President, and Chief Executive Officer of Atlanta Braves Holdings, Inc., a public sports and real estate holding company, from December 2022 until August 2024. Mr. Maffei previously served as President and Chief Executive Officer of Qurate Retail, Inc. (and its predecessor) from February 2006 to March 2018; and as Director, President and Chief Executive Officer of GCI Liberty, Inc. from March 2018 until its combination with Liberty Broadband Corporation in December 2020. Mr. Maffei previously served as Chairman of the Board of Pandora Media, Inc., a personalized internet radio and music discovery provider, from September 2017 until February 2019, and as a director, President and Chief Executive Officer of Liberty Media Acquisition Corp, a special purpose acquisition company, from November 2020 to December 2022.

Current Other Company Board Service:
•QVC Group, Inc. (a public live social shopping company), including its predecessors, since November 2005; currently serves as Executive Chairman of the Board and as a member of the Executive Committee
•Sirius XM Holdings, Inc. (a public satellite radio company), since March 2009; currently serves as Chairman of the Board
•TripAdvisor, Inc. (a public online travel company), since February 2013; currently serves as Chairman of the Board and as a member of the Compensation Committee and Executive Committee
Education:
•Bachelor of Arts, Dartmouth College
•Master of Business Administration, Harvard Business School

The Board of Directors Recommends a Vote “FOR” Each of the Board's Nominees.
Directors Continuing in Office Until the 2027 Annual Meeting of Shareholders
Erik Blachford
✓    Founder, Blachford Capital LLC
✓    Nominating and Governance Committee (Member)
✓    Independent Director
Qualifications/Expertise:
•Corporate Strategy
•Finance
•Entrepreneur
•Operational Management
•Technology Industry
•Corporate Governance

Erik Blachford (age 59) has served on the Board since May 2005. Mr. Blachford is an independent venture capital investor and advisor with a primary focus on consumer technology and travel companies. He founded Blachford Capital LLC in 2021. Mr. Blachford served as a partner at Narrative Fund Management LLC, a private venture capital firm, from November 2019 until 2022, and consulted as a venture partner at Technology Crossover Ventures, a private equity and venture capital firm (“TCV”), from March 2011 until September 2021. He previously served on the board of directors of Peloton Interactive, Inc., a public interactive fitness platform, from April 2015 until February 2022; Nerdy, Inc., a public online instruction platform, from October 2015 until August 2022; Liftopia, Inc., a private online ski lift ticket booking service, from December 2011 until August 2020; Siteminder Limited, a private online hotel distribution and connectivity platform, from December 2013 until January 2020; and TourRadar, a private online travel booking service, from July 2018 until March 2020. Mr. Blachford has been an active independent investor in a variety of early-stage private companies and has held other leadership and board of director positions at various other publicly and privately held companies.
Current Other Company Board Service:
•Fora Travel (a private travel host agency for independent travel advisors), since July 2025
•Joy Life, Inc. (a private digital platform and mobile app for event planning and management), since May 2025
•HipCamp (a private booking platform that specializes in campsites), since January 2025
•Busbud Inc. (a private online travel booking service), since September 2017
Education:
•Bachelor of Arts in English and Certificate in Theater, Princeton University
•Master of Business Administration, Columbia University Graduate School of Business
•Master of Fine Arts, San Francisco State University

J. William Gurley
✓    General Partner, Benchmark Capital
✓    Independent Director
Qualifications/Expertise:
•Corporate Strategy and Finance
•Technology Industry
•Corporate Governance
J. William Gurley (age 59) serves as a general partner of Benchmark Capital, a venture capital firm, which he joined in 1999. Previously, he served as a partner of Hummer Windblad Venture Partners, a venture capital firm; a research analyst for Credit Suisse First Boston, an investment bank; and a design engineer at Compaq Computer Corporation, a manufacturer of computers and related components. Mr. Gurley previously served on the board of directors of Zillow Group, Inc. (including its predecessor, Zillow, Inc.) from 2005 to 2015.

Current Other Company Board Service:
•Stitch Fix, Inc. (public fashion personalization company), since August 2013; currently serves as Chair of the Nominating and Corporate Governance Committee
•Nextdoor Holdings, Inc. (public social networking company), since November 2021; currently serves on the Nominating, Corporate Governance and Corporate Responsibility Committee
Education:
•Bachelor of Science in Computer Science, University of Florida
•Master of Business Administration, University of Texas

Gordon Stephenson
✓    Co-founder, Principal and Designated Broker, Real Property Associates
✓    Audit Committee (Member)
✓    Audit Committee Financial Expert
✓    Nominating and Governance Committee (Chair)
✓    Independent Director
Qualifications/Expertise:
•Real Estate Industry
•Finance
•Operational Management
Gordon Stephenson (age 60) has served as a member of the Board since May 2005. Mr. Stephenson co-founded Real Property Associates (“RPA”), an independent real estate brokerage, property management, and development company, in 1991 and currently serves as Principal and Designated Broker. Prior to founding RPA, Mr. Stephenson was an associate broker with Prudential MacPhersons and Windermere Real Estate, both of which are real estate sales and brokerage companies based in Seattle, Washington. Mr. Stephenson previously served on the board of directors of Anchor Bancorp, a bank holding company, and its wholly owned subsidiary, Anchor Bank, a community-based savings bank, from September 2016 to November 2018. Mr. Stephenson previously served on the board of directors of Pure Watercraft Incorporated, an electric boat company, from June 2017 to June 2024.
Current Other Company Board Service:
•University District Parking Associates Inc. (a private provider of affordable parking), since June 2024
Education: Bachelor of Arts in Economics, Stanford University

Claire Cormier Thielke
✓    Global Head - Product Development, Prologis, Inc.
✓    Audit Committee (Member)
✓    Audit Committee Financial Expert
✓    Independent Director

Qualifications/Expertise:
•Real Estate Industry
•Finance
•Operational Management
Ms. Thielke (age 40) has served as a member of the Board since October 2020. Ms. Thielke has served as Global Head - Product Development, Prologis, Inc., a public real estate investment trust company, since January 2025 and as Chief Investment Officer, Asia, of Prologis, Inc., from September 2023 to January 2025. Prior to that, she held various roles at Hines, a private real estate investment, development, and management firm, from 2009 to September 2023, including Country Head, Hines Greater China from June 2021 to August 2023, and Senior Managing Director, Hines Asia Pacific from January 2019 to June 2021. She is also a member of Stanford University’s adjunct faculty, lecturing on the intersection of technology, institutional investment, and real estate assets. Ms. Thielke has served on boards including Memorial City Bank, a private bank, from 2011 to 2015, where she was chair of the audit committee; Legacy Community Health, a nonprofit Federally Qualified Health Clinic system, from 2010 to 2018; and Buffalo Bayou Partnership, a nonprofit organization, from 2011 to 2019.
Current Other Company Board Service: None
Education:
•Bachelor of Arts in Urban Planning, Stanford University
•Master of Science in Construction Management, Stanford University
•Degree of Engineer, Civil Engineering Ph.D. Department, Stanford University
Directors Continuing in Office Until the 2028 Annual Meeting of Shareholders
Richard N. Barton
✓    Co-founder and Co-Executive Chairman, Zillow Group, Inc.
Qualifications/Expertise:
•Co-founder and CEO Leadership
•Technology Industry
•Entrepreneur
•Operational Management
•Corporate Governance

Richard N. Barton (age 58) is our co-founder and has served as Co-Executive Chairman since August 2024. Mr. Barton served as our Chief Executive Officer from inception in December 2004 until September 2010 and again from February 2019 until August 2024. Mr. Barton has been a member of our Board since inception, and served as Executive Chairman from September 2010 to February 2019. Mr. Barton served as a venture partner at Benchmark, a venture capital firm, from February 2005 through September 2018. Prior to co-founding our Company, Mr. Barton founded Expedia as a group within Microsoft Corporation in 1994. Microsoft spun out the group as Expedia, Inc., an online travel company ("Expedia") in 1999, and Mr. Barton served as Expedia’s President, Chief Executive Officer, and as a member of its board of directors from 1999 to 2003. Mr. Barton also co-founded and served as Non-Executive Chairman of Glassdoor, a job search and data site, from June 2007 through the company’s acquisition in June 2018. Mr. Barton also previously served on the board of directors of Altimeter Growth Corp., a special purpose acquisition company, from September 2020 to December 2021, and Altimeter Growth Corp. 2, a special purpose acquisition company, from January 2021 to March 2022.
Current Other Company Board Service:
•Netflix, Inc. (a public online media subscription provider), since 2002; currently serves on the Audit Committee
•QVC Group, Inc. (a public live social shopping company), including its predecessors, since 2016; currently serves on the Nominating and Corporate Governance Committee
Education:
•Bachelor of Science in General Engineering: Industrial Economics, Stanford University

Lloyd D. Frink
✓    Co-founder, Co-Executive Chairman and President, Zillow Group, Inc.
Qualifications/Expertise:
•Co-founder and Executive Leadership
•Corporate and Product Strategy
•Consumer Technology Industry
•Entrepreneur
•Operational Management
•Corporate Governance

Lloyd D. Frink (age 61) is our co-founder and has served as President since February 2005 and Co-Executive Chairman since August 2024. Mr. Frink served as Executive Chairman from February 2019 until August 2024 and as a member of the Board since inception in December 2004. Mr. Frink previously served as Vice Chairman from March 2011 to February 2019, Chief Strategy Officer from September 2010 to March 2011, Treasurer from December 2009 to March 2011, and as Vice President from December 2004 to February 2005. From 1999 to 2004, Mr. Frink was at Expedia, where he held many leadership positions, including Senior Vice President, Supplier Relations from 2003 to 2004, during which he managed the air, hotel, car, destination services, content, merchandising, and partner marketing groups. From 1988 to 1999, Mr. Frink was at Microsoft Corporation, a technology company, where he was part of the founding Expedia team and a Group Program Manager from 1991 to 1995 and 1997 to 1999. Mr. Frink also previously served on the board of directors of JustEatTakeAway.com (formerly Grubhub Inc.), a formerly public online and mobile food-ordering company, from December 2013 to November 2025.
Current Other Company Board Service: None
Education: Bachelor of Arts in Economics, Stanford University

April Underwood
✓    Managing Director and Co-founder, Adverb Ventures
✓    Founding Partner, #ANGELS angel investing collective
✓    Founder and Chief Executive Officer, Wise Owl
✓    Compensation Committee (Member)
✓    Independent Director
Qualifications/Expertise:
•Technology, Product Development, and Engineering Innovation
•Consumer Engagement
•Technology Industry
•Marketing
•Entrepreneur
•Corporate Strategy
April Underwood (age 45) has served as a member of the Board since February 2017. In February 2023, Ms. Underwood co-founded Adverb Ventures, a venture capital firm. She previously co-founded #ANGELS, a women-owned and operated angel-investing collective focused on helping grow technology startups in 2015, and continues to serve as a founding partner. Ms. Underwood is also founder of Wise Owl, a growth advisory company, and has served as Chief Executive Officer since November 2019. Previously, she served in multiple leadership roles at Slack Technologies, Inc. ("Slack"), a cloud-based software company that builds professional collaboration tools, including as Chief Product Officer from March 2018 to February 2019, as Vice President of Product from December 2015 to March 2018, and as Head of Platform from July 2015 to December 2015. Following her tenure at Slack, Ms. Underwood served as founder and Chief Executive Officer of Nearby HQ, an e-commerce technology and consulting firm, from May 2020 to December 2021; as a venture partner at Obvious Ventures, a private venture capital firm, from March 2020 to December 2021. Prior to joining Slack, she was Director of Product at Twitter, Inc., a social media and communications company, from April 2010 to February 2015. Prior to joining Twitter, Inc., Ms. Underwood held various product and engineering roles at Google, Travelocity, and Intel. She also previously served on the board of directors of TPB Acquisition Corp., a special purpose acquisition company, from March 2021 until February 2023.
Current Other Company Board Service:
•Eventbrite, Inc. (a public global self-service ticketing platform for live experiences), since June 2022; currently serves on the Compensation Committee
Education:
•Bachelor of Business Administration in Management Information Systems and Business Honors, University of Texas - Austin
•Master of Business Administration, University of California - Berkeley (Haas)

Jeremy Wacksman
✓    Chief Executive Officer, Zillow Group, Inc.
Qualifications/Expertise:
•Executive Leadership
•Operational Management
•Marketing
•Real Estate Industry
•Corporate and Product Strategy
•Consumer Technology Industry
Jeremy Wacksman (age 49) has served as our Chief Executive Officer and as a member of the Board since August 2024. Since joining the Company in 2009, Mr. Wacksman has held a number of leadership positions, including Chief Operating Officer from February 2021 to August 2024, President of Zillow from December 2019 to February 2021, President of Zillow Brand and Co-Head of Zillow Offers from June 2018 to December 2019, Chief Marketing Officer from July 2016 to June 2018, Chief Marketing Officer of Zillow from August 2015 to July 2016, and Vice President of Marketing and Product Management from 2009 to August 2015. Prior to joining Zillow, Mr. Wacksman led marketing and product management efforts for Xbox and mobile at Microsoft Corporation.
Current Other Company Board Service: None
Education:
•Bachelor of Science in Engineering, Purdue University
•Master of Business Administration, Northwestern University (Kellogg)

CORPORATE GOVERNANCE
Corporate Governance Overview
At Zillow Group, we believe all employees and directors have a shared responsibility to maintain a culture of integrity. We view our corporate governance practices and policies as important drivers of our culture. Highlights of our corporate governance practices and policies include:
•Three standing Board committees: (1) audit; (2) compensation; and (3) nominating and governance. All members of each Board committee are independent.
•Eight independent directors.
•Co-Executive Chairmen separate from Chief Executive Officer role.
•Independent directors meet periodically without management in executive sessions.
•Board evaluations conducted on an ongoing basis in addition to formal Board evaluations. For 2025, formal Board evaluations included interviews conducted by our Corporate Secretary and General Counsel with each director.
•Director orientation provided to all Board members new to Zillow Group or as requested.
Board and Committee Meetings
Our Board and its committees meet throughout the year on a set schedule and, from time to time, hold special meetings and act by unanimous written consent. During 2025 (including virtual and telephonic meetings):
•the Board held four meetings;
•the audit committee held four meetings;
•the compensation committee held three meetings; and
•the nominating and governance committee held one meeting.
During 2025, each incumbent member of Zillow Group’s Board attended at least 75% of the aggregate number of meetings of the Board and committees on which they served that were held during their term of service. We encourage all of our directors and nominees for director to attend our Annual Meeting of Shareholders. Three of Zillow Group’s directors attended the 2025 Annual Meeting of Shareholders.
Director Independence
Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors, and subject to specified exceptions, all members of its audit, compensation, and nominating and governance committees must be independent. Our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning their background, employment, investments, and affiliations, and upon the review and recommendation of our nominating and governance committee, our Board has determined that Mr. Blachford, Ms. Bohutinsky, Mr. Gurley, Mr. Hoag, Mr. Maffei, Mr. Stephenson, Ms. Thielke, and Ms. Underwood meet the applicable SEC and Nasdaq definitions of “independent” and do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In making the independence determinations, our Board considered the current and prior relationships that each non-employee director has with our Company and its subsidiaries and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In evaluating the independence of our directors, the Board also considered the following transactions, relationships, and arrangements that are not required to be disclosed in this Proxy Statement as transactions with related persons:
•Mr. Blachford and Mr. Barton are co-owners of a condominium.
•Mr. Gurley is a General Partner of Benchmark Capital, and is a direct or indirect, limited partner, or member of the general partners of various venture capital funds of Benchmark Capital that have been invested in by Mr. Barton and Mr. Frink. Mr. Barton’s and Mr. Frink’s capital commitments in these funds represents a de minimis share of the total committed capital of the funds.
•Mr. Hoag is the Founding General Partner of TCV, and is a direct or indirect director, limited partner, or member of the general partners of various private equity and venture capital funds of TCV that have invested in Zillow Group. In addition, these entities have received investments from Mr. Barton, Mr. Beitel, Mr. Blachford, Mr. Maffei and Mr. Wacksman, each either in their individual capacity or through an entity that they own or control. Each of these individual's capital commitments in these funds represent a de minimis share of the total committed capital of the funds. As Operating Partner for TCV, Ms. Bohutinsky provides consulting and other services to TCV on an ongoing basis, for which she receives cash compensation and indirect economic interests or value in certain investments by TCV's affiliated investment funds. Mr. Barton and Mr. Blachford have in the past and may in the future provide certain consulting or other services to TCV, for which they have received and may in the future receive indirect economic interests or value in certain investments by TCV's affiliated investment funds.
•Mr. Hoag and Mr. Barton serve on the board of directors of Netflix, Inc.
•Mr. Maffei is Executive Chairman of the board of directors of QVC Group, Inc., where Mr. Barton also serves as a director.
•Real Property Associates, of which Mr. Stephenson is Principal and Designated Broker, participates in the Company's Zillow Showcase program.
•Ms. Underwood is Managing Director and co-founder of Adverb Ventures, a venture capital firm, in which Mr. Barton and Mr. Hoag (through their family offices) are limited partners in various of the limited partnership funds.

Board Leadership Structure
As reflected in our Corporate Governance Guidelines, a copy of which is posted on our website at https://investors.zillowgroup.com/investors/governance/governance-documents/default.aspx, our Board does not have a policy as to whether the offices of chair(s) of the Board and Chief Executive Officer should be separate. Our Board believes that it should have the flexibility to make this determination as circumstances require, and in a manner that it believes is best to provide appropriate leadership for our Company. The Board believes that its current leadership structure, with Mr. Frink and Mr. Barton serving as Co-Executive Chairmen and Mr. Wacksman serving as Chief Executive Officer, is appropriate because it enables the Board, as a whole, to engage in oversight of management, promote communication and collaboration between management and the Board, and oversee governance matters, while allowing our Chief Executive Officer to focus on his primary responsibility, the operational leadership and strategic direction of the Company. In addition, the Board benefits from the perspective and insights of Mr. Frink and Mr. Barton as a result of their extensive experience developing consumer-facing products and services and leading innovative, technology-driven companies. The Board does not believe that its role in risk oversight has been affected by the Board’s leadership structure.
Risk Oversight
The Board considers risk assessment and development of risk mitigation strategies to be a responsibility of the entire Board in consultation with the appropriate Board committees. The Board regularly engages in risk oversight on a broad range of matters, including challenges associated with strategic acquisitions, cybersecurity, regulatory and other legal and compliance matters. For more focused risk oversight, our Board committees are tasked with specific risk management roles as outlined below. Each committee generally reports on its activities to the full Board to enable the Board and its committees to coordinate their risk oversight roles.
•Audit Committee: Provides oversight concerning the Company's accounting and financial reporting processes; the independent auditor's qualifications, independence, and performance; the Company's internal audit function and performance of internal accounting and controls; and the Company's compliance with legal and regulatory requirements. Also oversees our major enterprise risks and the steps management has taken to monitor and control such exposure, including with respect to major financial risk exposures, including capital, regulatory and other requirements, and data privacy, cybersecurity and other topics related to information technology infrastructure.
•Compensation Committee: Provides oversight of our compensation philosophy and the objectives of our compensation programs, including the (a) oversight of the Company's compensation plans, policies and programs for executive officers and non-employee directors of the Board, (b) evaluation of whether our compensation programs contain incentives for executive officers and employees to take risks in performing their duties that are reasonably likely to have a material adverse effect on the Company, and (c) oversight of the Company's employee benefit plans, including its incentive compensation and equity compensation plans.

•Nominating and Governance Committee: Oversees risks associated with corporate governance and the composition of our Board, including the independence of Board members and identification and recommendation of candidates to serve on the Board. Also oversees evaluations of the Board and its Committees and management succession planning. Develops, reviews, monitors, and recommends to the Board corporate governance principles and policies applicable to Company risks, including sustainability-related risks such as environmental targets and initiatives and political engagement activities.
Our Enterprise Risk Management ("ERM") program, which sits within our legal and compliance organization, promotes visibility of our company-wide risks and the active and efficient management of these risks. The ERM program aims to create an ongoing, transparent, risk-aware culture that empowers management to make informed, data-driven, strategic business decisions that consider material risks critical to our business success and mission. In addition, the ERM program supports management to monitor risk exposures and evaluate whether efficient and effective risk management strategies, acceptance, and notification criteria are in place. We have also established an Executive Risk Forum to align risk management priorities and resources, and to serve as a steering function to identify, discuss, and assess the key risks associated with our mission and objectives; monitor risk exposures; and oversee the implementation of risk management strategies.
Board Committees
The Board currently has the following standing committees: audit, compensation, and nominating and governance. The Board may, from time to time, form a new committee or disband a current committee depending on the circumstances and needs of the Company. Each standing committee complies with the independence and other requirements established by applicable laws, regulations, and rules, including those promulgated by the SEC and Nasdaq. Membership of the standing committees is determined annually by the Board, with consideration given to the recommendation of the nominating and governance committee. Adjustments to committee assignments may be made at any time.
The Board has adopted a written charter for each standing committee. Shareholders may access a copy of each standing committee’s charter on the Investor Relations section of our website at https://investors.zillowgroup.com/investors/governance/committee-charters/default.aspx. A summary of the duties and responsibilities of each standing committee is set forth below.

Audit Committee
The current members of our audit committee are Gregory B. Maffei, Gordon Stephenson, and Claire Cormier Thielke, with Mr. Maffei serving as Chair. The primary responsibilities of the audit committee are to:
•oversee the integrity of our corporate accounting and financial reporting process, including internal accounting and financial controls, and audits of the financial statements;
•evaluate the independent auditor’s qualifications, independence and performance; engage and provide for the compensation of the independent auditor; and establish the policies and procedures for the retention of the independent auditor to perform any proposed permissible non-audit services;
•review and discuss with management and the independent auditor, as appropriate, our annual audited and quarterly unaudited financial statements;
•review and discuss with the independent auditor the responsibilities, functions and performance of the Company’s internal audit department, including internal audit plans, budget, staffing and the scope and results of internal audits;
•review our critical accounting policies, disclosure controls and procedures, and internal controls over financial reporting;
•discuss policies and practices with respect to risk assessment and risk management, including the Company’s major financial risks, data privacy, cybersecurity, and other topics related to information technology infrastructure, and the steps management has taken to monitor and control such exposure;
•establish and oversee certain compliance procedures and ethics compliance, including procedures for the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters; and
•review transactions with related persons that are disclosed under Item 404 of Regulation S-K.
Our Board has determined that each of our audit committee members meets the requirements for independence and financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our Board has determined that each of Messrs. Maffei and Stephenson and Ms. Thielke is an audit committee financial expert as defined under the applicable rules and regulations of the SEC.
Compensation Committee
The current members of our compensation committee are Amy C. Bohutinsky, Jay C. Hoag, and April Underwood, with Mr. Hoag serving as Chair. The primary responsibilities of our compensation committee are to:
•review our overall compensation philosophy and policies relating to the compensation and benefits of our executive officers and employees;
•review and approve goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluate the performance of these officers in light of those goals and objectives, and set the compensation of these officers based on such evaluations;

•evaluate whether our incentive programs contain incentives for executive officers and employees to take risks that are reasonably likely to have a material adverse effect on the Company, and oversee and administer the Company's Incentive Compensation Recoupment Policy (the “Clawback Policy”);
•oversee the administration and issuance of stock options, restricted stock units, and other awards under our equity incentive plans, including the Zillow Group, Inc. 2020 Incentive Plan (the “2020 Plan”), Zillow Group, Inc. Amended and Restated 2011 Incentive Plan (the “2011 Plan”), and the Zillow Group, Inc. 2019 Equity Inducement Plan (the “Inducement Plan”);
•review and discuss with management disclosures related to executive compensation in our annual and quarterly financial statements and annual proxy statement, as applicable; and
•oversee our compensation and benefit plans, policies and programs for our executive officers and non-employee directors.
As part of its process to determine the compensation level of each executive officer, the compensation committee evaluates, among other things, the assessments made by the Chief Executive Officer, Co-Executive Chairmen, and Chief People Officer of the other executive officers and recommendations regarding their compensation in light of the goals and objectives of our executive compensation program.
Pursuant to its charter, the compensation committee has sole authority to engage outside compensation consultants or other advisors to assist the committee in carrying out its duties. The compensation committee may form and delegate authority to subcommittees, and delegate authority to one or more designated members of the committee, in accordance with its charter. The charter also permits the compensation committee to delegate to one or more senior executive officers the authority to make certain grants of equity-based compensation to non-executive officer employees, subject to restrictions set forth in the charter and compliance with applicable laws. The Board has delegated to Mr. Wacksman, so long as he is acting as Chief Executive Officer of Zillow Group; Mr. Barton, so long as he is acting as Co-Executive Chairman of Zillow Group; Mr. Frink, so long as he is acting as Co-Executive Chairman or President of Zillow Group; and Mr. Spaulding, so long as he is acting as Chief People Officer of Zillow Group; the authority to grant equity awards to non-executive officer employees under the 2020 Plan, subject to certain limitations. Pursuant to such authority, these individuals routinely act to grant equity awards to our non-executive officer employees.
Our Board has determined that each member of our compensation committee meets the requirements for independence under the applicable rules and regulations of Nasdaq and is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act. For additional discussion of the processes and procedures the compensation committee has used to determine executive officer and non-employee director compensation, please refer to the sections titled “Compensation Discussion and Analysis - How We Set Executive Compensation” and “Director Compensation,” respectively.

Compensation Committee Interlocks and Insider Participation
None of the members of Zillow Group’s compensation committee in 2025 was, at any time during 2025 or at any other time in the past three years, an officer or employee of Zillow Group, and, except as described in the section titled “Certain Relationships and Related Person Transactions,” none had or has any relationships with Zillow Group that are required to be disclosed under Item 404 of Regulation S-K.
A compensation committee interlock can occur when an executive officer of one company: (1) serves on the compensation committee of another company, one of whose executive officers serves on the compensation committee or board of directors of the first company; or (2) serves as a director of another company, one of whose executive officers serves on the compensation committee of the first company. During 2025, none of Zillow Group’s executive officers served as a member of the board of directors, or as a member of the compensation or similar committee, of another company such that a compensation committee interlock arose.
Nominating and Governance Committee
The current members of our nominating and governance committee are Gordon Stephenson, Erik Blachford and Amy C. Bohutinsky, with Mr. Stephenson serving as Chair. The primary responsibilities of the nominating and governance committee are to:
•identify, approve, and recommend individuals qualified to become members of the Board in accordance with the director selection guidelines approved by the Board;
•oversee evaluations of our Board and its committees;
•develop procedures and recommend criteria for selection of the Board Chair(s) and committee membership; and
•develop, periodically review, monitor, and recommend to the Board corporate governance principles and policies applicable to the Company, including sustainability-related matters.
The nominating and governance committee and the Board believes that its effectiveness depends on the overall mix of the skills and experience of its directors. The director selection guidelines used by the nominating and governance committee to evaluate the Board’s composition and director candidates are included in the committee’s charter, which is available on the Investor Relations section of our website at https://investors.zillowgroup.com/investors/governance/committee-charters/default.aspx.
Pursuant to the director selection guidelines, and to help ensure a well-balanced board, the nominating and governance committee considers the total mix of the Board’s composition and director candidates’ qualifications, including factors such as relevant industry knowledge, expertise in operations, financial acumen, diversity of backgrounds, and experience working with public companies. The nominating and governance committee does not have a formal policy with respect to diversity, but intends for the overall composition of the Board to comply with applicable laws, rules, and regulations, and we currently meet the gender diversity requirements of the Washington Business Corporation Act. The nominating and governance committee has the authority to retain a search firm or other advisor to identify director candidates and to otherwise assist with the fulfillment of its duties.

Our Board has determined that each member of the nominating and governance committee meets the requirements for independence under the applicable rules and regulations of Nasdaq and the SEC. Pursuant to its charter, the nominating and governance committee will also consider qualified director candidates recommended by our shareholders. The nominating and governance committee evaluates the qualifications of candidates properly submitted by shareholders in the same manner as it evaluates the qualifications of director candidates identified by the committee or the Board. Shareholders can recommend director candidates by following the instructions outlined below in the section titled “Additional Information - Submission of Shareholder Proposals for Inclusion in Next Year’s Proxy Statement or Presentation at Next Year’s Annual Meeting.” No nominations for director were submitted to the nominating and governance committee for consideration by any of our shareholders in connection with this year’s Annual Meeting.
Board Evaluations
Our Board and Board committees evaluate their effectiveness with respect to strategic planning, long-term operational and financial planning, risk management, and other responsibilities, on both an ongoing basis throughout each year and as part of formal evaluations directed by the nominating and governance committee. Ongoing engagement on Board effectiveness includes discussion led by our Co-Executive Chairmen and Chief Executive Officer on new practices or technologies that may enhance director collaboration, progress against strategic priorities, and interactions with management, as well as input from directors on meeting agendas and format.
For the 2025 evaluation cycle, interviews were conducted with each Board member via video conference by our Corporate Secretary and General Counsel. Interview topics included:
•the Board’s role in risk and strategic oversight of areas critical to the long-term success of the Company;
•management’s engagement, performance, and compensation;
•Board and committee structure and director skills;
•best practices to promote candor and rigorous decision making; and
•various other topics.
Interview results were then compiled by our Corporate Secretary and General Counsel and shared with the chair of the nominating and governance committee and Co-Executive Chairmen, as appropriate. An overview of interview results was provided to the Board at the June 2025 meeting for further consideration. Based on the results of the Board evaluation process, practices and approaches are modified by management, the Board, and Board committees, as appropriate, to further enhance the Board’s performance.
Director Orientation and Education
As set forth in our Corporate Governance Guidelines, Zillow Group strongly encourages and supports continuing education for directors. Director education begins with orientation for Board members that are new to Zillow Group or as requested. Director orientation is tailored to the skills and experiences of the individual, and may include:
•meeting with the Company’s legal team to discuss director duties and expectations; Zillow Group’s corporate governance practices, including with respect to Regulation FD; and corporate governance policies such as our Code of Conduct and Code of Ethics;
•meeting with management, including the Chief Executive Officer, Chief People Officer, and other business leaders, to discuss the Company’s strategic priorities, culture and core values, operations, compensation philosophy and practices, among other matters;
•meetings with each Board member; and
•supplemental materials, such as organizational charts, annual operating plans, corporate governance policies, sell-side analyst research and recent Board minutes and materials.
Director education is also provided throughout the year through presentations to, and discussions with, the Board and Board committees led by members of management, third-party consultants, our independent registered public accounting firm, and legal counsel, on topics such as information security, legal, accounting, industry developments, and regulatory concepts and developments, company culture, and employee engagement.
Sustainability
Zillow's commitment to helping people get home is intertwined with our sustainability mission and strategy. Our sustainability strategy – led by cross-functional teams at Zillow Group – comprises four focus areas that enable our long-term business success: social impact and innovation, employees and culture, environmental sustainability, and responsible business practices.
The nominating and governance committee of the Board is responsible for evaluating our sustainability-related risks and overseeing the Company’s sustainability strategy and initiatives in coordination with other Board committees. We publish a political engagement report annually, which is available at https://www.zillow.com/corporate/policies, and we plan to provide an update on the Company's sustainability work when we publish our annual sustainability report in June 2026 at https://www.zillow.com/news/sustainability.
Company Culture
The Board and management believe that our long-term success is dependent upon attracting, developing, and retaining talented employees, and maintaining a culture that allows each employee to do their best work. We value integrity, accountability, collaboration, creativity, respect, and transparency as central to our core values. With the oversight of our collective senior leadership team, and facilitated by our Chief People Officer, who reports directly to the Chief Executive Officer, Zillow Group invests in a variety of resources to attract and develop talent. These include, but are not limited to:

•Zillow Group as a Flexible Workforce: We believe our investments in recruiting, retaining, developing, and employee feedback provide us with a wide applicant pool and lead to lower employee attrition. We offer nearly all employees the choice to work from wherever they are most productive. We continue to evolve our flexible work model to more effectively manage our time and calendars, provide more opportunities to work asynchronously, and allow all employees to thrive, regardless of location. Our base pay compensation frameworks seek to prioritize performance and allow us to compete for talent.
•Career and Leadership Development: Zillow Group has a dedicated Talent Success team, which creates educational resources and conducts trainings on a wide range of topics including job-specific onboarding, AI adoption and development skills, effective communication and collaboration, as well as sophisticated leadership training programs and experiences with focused learning tracks for both new managers and experienced leaders. We continue to offer online learning opportunities through Zillow University, our internal online training platform, and Zillow Group employees completed over 83,000 hours of content in 2025 via Zillow University and other platforms. Our people managers play a critical role in moving our business forward by coaching their teams, developing their talent, and providing strong communication to create team engagement. To help our people managers succeed, we utilize our Leadership Expectations, a leadership development guide that outlines our leadership philosophy, provides the foundation of our leadership development programs, and sets forth our expectations for leaders and the behaviors that are essential to create a consistent leadership experience at Zillow Group. In 2025, we held a manager capability workshop series that focused on accountability, leading through change, developing talent, and giving and receiving feedback and measured managers on the development of these skills.
•Talent Rewards: Talent Rewards connects compensation, benefits, and immigration/mobility programs whose purpose is to reinforce talent attraction, retention and development in support of Zillow Group’s culture. Throughout 2025, we have continued to invest across these programs to more clearly articulate our value proposition to employees and external candidates. We conduct ongoing reviews of employee compensation to align rewards practices with market expectations. In addition, our robust benefits are reflected by our physical, family, mental and financial wellness programs to meet the needs of our employees. Continuing investments reinforce Zillow’s commitment to promoting a fair, healthy, focused and high-performing workforce. In an effort to support fair pay, we monitor multiple dimensions of our business, including product lines, top executive roles, and technical and nontechnical roles, in alignment with applicable laws.

DIRECTOR COMPENSATION

2025 Director Compensation Table
Zillow Group’s director compensation program is governed by the Equity Award Grant Program for Nonemployee Directors under the 2020 Plan (the “NED Equity Program”), which went into effect in February 2024. In 2025, Zillow Group compensated its eligible non-employee directors with a grant of restricted stock units, nonqualified stock options, or a combination of both, pursuant to each eligible non-employee director's election under the NED Equity Program.
The following table provides information regarding the compensation of our non-employee directors during 2025, including the annual restricted stock unit and stock option grants made to our non-employee directors in March 2025. Our executive officers Mr. Barton, Mr. Frink, and Mr. Wacksman did not receive compensation for their Board service in 2025. Information about each of Mr. Barton, Mr. Frink, and Mr. Wacksman's 2025 compensation is discussed in the Compensation Discussion and Analysis section and presented in the related tables.

Name	Restricted Stock Unit Awards ($)(1)	Option Awards ($)(2)	Total ($)
Erik Blachford	$296,061	—	$296,061
Amy C. Bohutinsky	—	$547,299	$547,299
J. William Gurley	—	$547,299	$547,299
Jay C. Hoag	—	$547,299	$547,299
Gregory B. Maffei	—	$547,299	$547,299
Gordon Stephenson	—	$547,299	$547,299
Claire Cormier Thielke	$74,054	$410,404	$484,458
April Underwood	$74,054	$410,404	$484,458
 _______________

(1)	Amounts reflect the aggregate grant date fair value of the restricted stock units granted, computed as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation (“FASB ASC Topic 718”), rather than the amounts paid to or realized by the non-employee director. The valuations of the restricted stock units are based on the closing market price of Zillow Group's Class C capital stock on the grant date, or the trading day immediately prior to the grant date if the grant date is not a trading day. As described in greater detail below, on March 1, 2025, in connection with their annual equity grant, certain eligible non-employee directors received restricted stock units for shares of Zillow Group's Class C capital stock. As of December 31, 2025, the following Zillow Group non-employee directors held unvested restricted stock units for the following number of shares of Zillow Group’s Class C capital stock: Mr. Blachford, 966 shares; Ms. Thielke, 242 shares; and Ms. Underwood, 242 shares.

(2)
Amounts reflect the aggregate grant date fair value of the option awards granted, computed as of the grant date in accordance with FASB ASC Topic 718, rather than the amounts paid to or realized by the non-employee director. Assumptions used to calculate these amounts are described in Note 11, “Share-Based Awards,” to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025. As described in greater detail below, on March 1, 2025, in connection with their annual equity grant, certain eligible non-employee directors received stock options to purchase shares of Zillow Group’s Class C capital stock. As of December 31, 2025, Zillow Group’s non-employee directors held unexercised stock options for the following number of shares of Zillow Group Class C capital stock: Mr. Blachford, 57,304 shares; Ms. Bohutinsky, 160,878 shares; Mr. Gurley, 29,747 shares; Mr. Hoag, 112,967 shares; Mr. Maffei, 121,445 shares; Mr. Stephenson, 104,610 shares; Ms. Thielke, 14,576 shares; and Ms. Underwood, 82,721 shares. With respect to Ms. Bohutinsky’s holdings, 105,884 of her stock options for Class C capital stock were received pursuant to equity awards granted during her employment with the Company and prior to her appointment to the Board.

Time and Manner of Compensation
Under the NED Equity Program, on March 1 of each year (each an “Annual Grant Date”), our non-employee directors are eligible to automatically receive an award for a number of restricted stock units equal to $315,000 divided by the average closing price of a share of the Company’s Class C capital stock over the 20-trading-day period ending three trading days before the Annual Grant Date, with any fractional restricted stock unit rounded to the nearest whole share (0.5 to be rounded up) (the “Annual RSU Award”). The Annual RSU Award was 3,862 restricted stock units on March 1, 2025. Consistent with the equity choice program available to our employees (see "Compensation Discussion and Analysis—Elements of Executive Compensation—Equity-Based Compensation”), each eligible director may elect to forgo receiving all or a portion of any Annual RSU Award and instead receive a nonqualified stock option; provided that any such election shall be made in 25% increments. Eligible directors will receive three nonqualified stock options for every restricted stock unit exchanged, which is the customary conversion rate under our equity choice program. Each eligible director's election as to the form of their Annual RSU Award under the NED Equity Program in 2025 is reflected in the director compensation table above.
Eligible directors who are initially elected or appointed to the Board during the 12-month period following an Annual Grant Date are eligible to receive a prorated annual equity award subject to the same terms described above in connection with their initial election or appointment to the Board, based on the number of full calendar months that elapse between the date of the director’s initial election or appointment to the Board and the next Annual Grant Date, subject to review and approval by the Board or the compensation committee. Prorated equity awards under the NED Equity Program become fully vested as of the first Annual Grant Date following the Board’s or the compensation committee’s approval of the grant. No directors received a prorated annual equity award in 2025.

No director receives cash compensation for service as a director, though directors are reimbursed for reasonable expenses incurred in connection with attending Board and committee meetings. The compensation committee and the Board administer the NED Equity Program. The Company has designed its non-employee director compensation program to attract and retain excellent directors and align their interests with the long-term interests of our shareholders. Pursuant to its charter, the compensation committee reviews non-employee director compensation at least annually and may recommend adjustments to the Board. No changes were recommended by the compensation committee or approved by the Board in 2025. The compensation committee considers third-party director compensation surveys and director compensation analysis, and the time commitment required of Zillow Group’s directors, among other factors, when evaluating non-employee director compensation.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of December 31, 2025, with respect to Class C capital stock authorized for issuance under our equity compensation plans. No shares of Class A common stock or Class B common stock are issuable under any of our equity compensation plans as of December 31, 2025.

Plan Category	Number of securities issuable upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (1)(b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (2)	36,316,187	(3)	$49.83	39,959,472	(4)(5)
Equity compensation plans not approved by security holders	306,247	(6)	$46.02	7,617,887	(7)
Total	36,622,434		$49.79	47,577,359
_________________

(1)	The weighted-average exercise price is calculated based on the exercise prices of outstanding stock options, which includes Class C Stock Options that were re-priced in August 2022. It excludes outstanding restricted stock units, which have no exercise price.
(2)	Includes the 2011 Plan and 2020 Plan.
(3)
Includes (i) 7,283,674 shares of Class C capital stock and (ii) 29,032,513 shares of Class C capital stock issuable upon exercise of outstanding stock options and vesting of restricted stock units that have been granted under our 2011 Plan and 2020 Plan, respectively. Of this amount, 3,438,765 Class C Stock Options, out of the 2020 Plan, were re-priced in August 2022.

(4)
Includes shares available for issuance under the 2020 Plan. Does not include 13,853,650 shares that became available for issuance under the 2020 Plan effective January 1, 2026, pursuant to the “evergreen” provision described below.

(5)	The 2020 Plan contains an “evergreen” provision, pursuant to which the number of shares available for issuance can be increased on the first day of each of our fiscal years, equal to the lesser of (i) 5% of our outstanding Class A common stock, Class B common stock and Class C capital stock on a fully diluted basis as of the end of our immediately preceding fiscal year, and (ii) a number of shares determined by our Board; provided, however, that any shares from increases in prior years that are not actually issued will continue to be available for issuance under the 2020 Plan.
(6)	Includes 306,247 shares of Class C capital stock issuable upon exercise of outstanding stock options and vesting of restricted stock units that were granted under the Inducement Plan.
(7)	Includes shares of Class C capital stock available for issuance under the Inducement Plan.

Zillow Group 2019 Equity Inducement Plan
The Inducement Plan became effective on August 5, 2019. Subject to adjustment from time to time as provided in the Inducement Plan, 10,000,000 shares of Class C capital stock are available for issuance under the Inducement Plan. Shares issued under the Inducement Plan will be drawn from authorized and unissued shares of Class C capital stock. The purpose of the Inducement Plan is to attract, retain and motivate certain new employees of the Company and its subsidiaries by providing them with the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts to the long-term interests of the Company’s shareholders. Each award under the Inducement Plan is intended to qualify as an employment inducement award pursuant to Nasdaq Listing Rule 5635(c). In 2025, no shares were awarded under the Inducement Plan. We intend to use the Inducement Plan only if the share reserve under the 2020 Plan is insufficient for new-hire employee grants.

The Inducement Plan is administered by the compensation committee of the Board. Under the terms of the Inducement Plan, the compensation committee may grant equity awards, including nonqualified stock options, restricted stock, restricted stock units or restricted units to new employees of the Company and its subsidiaries. The Inducement Plan provides that in the event of a stock dividend, stock split or similar event, the maximum number and kind of securities available for issuance under the plan will be proportionally adjusted.

Options under the Inducement Plan are granted with an exercise price per share of not less than 100% of the fair market value of our Class C capital stock on the grant date, with the exception of substituted option awards granted in connection with acquisitions. Options expire no later than ten years from the grant date and typically vest over a period of four years. Restricted stock units granted under the Inducement Plan typically vest over a period of four years. Any portion of an option or restricted stock unit that is not vested on the date of a participant’s termination of service expires on such date. Employees generally forfeit their rights to exercise vested options three months following their termination of employment or 12 months following termination by reason of death, disability or retirement.

PROPOSAL 2: Ratification of the Appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm

The audit committee, which consists entirely of independent directors, has selected Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
Shareholder ratification of the appointment of Deloitte as our independent registered public accounting firm is not required by our Amended and Restated Bylaws (“Bylaws”) or otherwise. However, our Board is submitting the appointment of Deloitte to our shareholders for ratification as a matter of good corporate practice. If our shareholders fail to ratify the appointment, the audit committee may reconsider the appointment of Deloitte. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders. Representatives of Deloitte are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Board of Directors Recommends a Vote “FOR” the Ratification of the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm.

AUDIT COMMITTEE REPORT

The audit committee assists our Board in oversight of (a) our accounting and financial reporting processes and the audits of our financial statements, (b) the independent auditor’s qualifications, independence and performance, (c) our internal audit function and the performance of our internal accounting and financial controls, and (d) our compliance with legal and regulatory requirements. Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm, was responsible for auditing the financial statements prepared by our management for the fiscal year ended December 31, 2025.
In connection with our review of Zillow Group’s audited financial statements for the fiscal year ended December 31, 2025, we relied on reports received from Deloitte as well as the advice and information we received during discussions with Zillow Group’s management. In this context, we hereby report as follows:

(i)	The audit committee has reviewed and discussed the audited financial statements for fiscal year 2025 with Zillow Group’s management.
(ii)
The audit committee has discussed with Deloitte, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

(iii)
The audit committee has received the written disclosures and the letter from Deloitte, the Company’s independent registered public accounting firm, required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

(iv)
Based on the review and discussion referred to in paragraphs (i) through (iii) above, the audit committee recommended to Zillow Group’s Board of Directors that the audited financial statements be included in Zillow Group’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.

Members of the audit committee:
Gregory B. Maffei (Chair)
Gordon Stephenson
Claire Cormier Thielke

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES REPORT

Fees Paid to Independent Registered Public Accounting Firm
The following table provides information regarding the fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited and their respective affiliates (“Deloitte”) for the fiscal years ended December 31, 2024 and 2025, inclusive of out-of-pocket expenses.

	2024($)	2025($)
Audit Fees	3,615,000	3,664,600
Audit-Related Fees	—	—
Tax Fees	36,657	62,166
All Other Fees	6,273	6,273
Total Fees	3,657,930	3,733,039
Audit Fees
Audit fees of Deloitte during the 2025 and 2024 fiscal years primarily include the aggregate fees incurred for the audits of the annual consolidated financial statements and the review of each of the quarterly consolidated financial statements included in Quarterly Reports on Form 10-Q for Zillow Group. Audit fees in 2025 and 2024 also include services rendered by Deloitte in connection with certain registration statements on Form S-8, and mergers and acquisitions activity.
Audit-Related Fees
There were no audit-related fees for the fiscal years ended December 31, 2025 and 2024.
Tax Fees
Tax fees of Deloitte for the fiscal years ended December 31, 2025 and 2024, primarily include tax compliance, consulting and return preparation.
All Other Fees
Other fees include access to accounting research software applications and data.
Audit Committee Review and Pre-Approval of Independent Registered Public Accounting Firm’s Services
All fees described above were approved by the audit committee. Our audit committee’s policy is to pre-approve all audit and non-audit services (including the fees and terms thereof) to be performed by our independent registered public accounting firm. This policy is set forth in the charter of the audit committee, which is available at https://investors.zillowgroup.com/investors/governance/committee-charters/default.aspx. The audit committee considered whether the non-audit services rendered by our independent registered accounting firm were compatible with maintaining their independence as the independent registered public accounting firm of our financial statements and concluded that they were.

EXECUTIVE OFFICERS
The following table provides information regarding our executive officers as of March 24, 2026:

Name	Age	Position
Richard N. Barton	58	Co-founder and Co-Executive Chairman
Lloyd D. Frink	61	Co-founder, Co-Executive Chairman and President
Jeremy Wacksman	49	Chief Executive Officer
David A. Beitel	56	Chief Technology Officer
Jun Choo	52	Chief Operating Officer
Jeremy Hofmann	40	Chief Financial Officer
Bradley D. Owens	50	General Counsel and Corporate Secretary
Jennifer Rock	44	Chief Accounting Officer
Errol G. Samuelson	59	Chief Industry Development Officer
Dan Spaulding	49	Chief People Officer
Executive Officers
The following section presents biographical information for Zillow Group’s executive officers. For biographical information for Mr. Barton, Mr. Frink and Mr. Wacksman, please refer to the section titled “Directors Continuing in Office Until the 2028 Annual Meeting of Shareholders.”
David A. Beitel has served as Chief Technology Officer since February 2005. From 1999 to 2005, Mr. Beitel was at Expedia, Inc., where he held many leadership positions, including Chief Technology Officer from 2003 to 2005 and Vice President of Product Development from 1999 to 2003. From 1992 to 1999, Mr. Beitel held many leadership positions at Microsoft Corporation, including Development Lead in the handheld computing group and as a member of the original Expedia team. Mr. Beitel holds a Bachelor of Science and a Master of Engineering in Computer Science, both from Cornell University.
Jun Choo has served as Chief Operating Officer since November 2024. Mr. Choo previously served as Senior Vice President, Real Estate Software from February 2022 to November 2024; Senior Vice President, Business Programs and Product Management from December 2019 to February 2022; Senior Vice President, Performance Marketing from October 2018 to December 2019; and in various strategy, marketing, and operations roles from February 2015 to October 2018. Prior to joining Zillow Group, Mr. Choo was Vice President, Pricing and Inventory at Trulia from June 2014 to February 2015. Mr. Choo holds a Bachelor of Arts in economics from Harvard University.

Jeremy Hofmann has served as Chief Financial Officer since May 2023. Mr. Hofmann previously served as Senior Vice President, Corporate Development and Strategy from February 2022 to May 2023; Vice President, Corporate Development and Strategy from November 2018 to February 2022; and as Senior Director, Corporate Development from October 2017 to November 2018. Prior to joining Zillow Group, Mr. Hofmann was Vice President, Investment Banking Division, Technology Capital Markets and Private Placements at Goldman Sachs. Mr. Hofmann holds a Bachelor of Science in Business Administration in finance from Georgetown University.
Bradley D. Owens has served as General Counsel since September 2014 and Corporate Secretary since June 2018. Prior to joining the Company in January 2012 as corporate counsel, Mr. Owens was an attorney in private practice at Perkins Coie LLP from January 2007 to January 2012. Mr. Owens served as Special Counsel, U.S. Securities and Exchange Commission, Division of Market Regulation from October 2002 to December 2006. Mr. Owens holds a Bachelor of Science in Economics from Vanderbilt University and a J.D. from The George Washington University Law School.
Jennifer Rock has served as Chief Accounting Officer since October 2018. Ms. Rock previously served as Interim Chief Financial Officer from May 2018 to November 2018; Interim Chief Accounting Officer from May 2018 to October 2018; Vice President, Financial Reporting, Technical Accounting, and Financial Planning and Analysis from March 2018 to May 2018; Vice President, Financial Reporting and Technical Accounting from February 2017 to March 2018; and Vice President, Financial Reporting and Compliance from February 2015 to February 2017. Ms. Rock was the Senior Director of Financial Reporting from February 2014 to February 2015, Director of Financial Reporting from August 2012 to February 2014, Senior Manager of Financial Reporting from August 2011 to August 2012, and Manager of Financial Reporting from March 2011 to August 2011. Prior to joining Zillow, Ms. Rock was an audit manager at KPMG, a provider of audit, tax, and other advisory services. Ms. Rock holds a Bachelor of Arts and Master of Accountancy from Gonzaga University.
Errol G. Samuelson has served as Chief Industry Development Officer since March 2014. Prior to joining Zillow, Mr. Samuelson held various positions with Move, Inc., an online real estate company, and its owned and operated companies, including Chief Strategy Officer of Move, Inc. from April 2013 to March 2014; President of Realtor.com®, the real estate listing website of Move, Inc., from February 2007 to March 2014; Chief Revenue Officer of Move, Inc. from May 2009 to April 2013; and President of Top Producer, a software-as-a-service company of Move, Inc., from October 2003 to February 2007. Mr. Samuelson holds a Bachelor of Applied Science in Electronics Engineering from Simon Fraser University.

Dan Spaulding has served as Chief People Officer since April 2016. Prior to joining the Company, Mr. Spaulding held leadership positions at Starbucks, Inc., a premier roaster, marketer and retailer of specialty coffee, including Vice President, U.S. Stores and Retail Operations HR from January 2015 to April 2016 and Vice President, Global Corporate Functions HR from March 2014 to January 2015. Prior to Starbucks, Mr. Spaulding served in a variety of HR leadership positions for Life Technologies, a biotech company acquired by Thermo-Fisher Scientific in 2014. Mr. Spaulding began his career and held multiple roles in the U.S. and China with Dell Technologies Inc., an information technology company. Mr. Spaulding serves on the board of trustees for Knox College. Mr. Spaulding earned his Bachelor of Arts in Political Science and History from Knox College and a Master of Human Relations in Labor and Industrial Relations from the University of Illinois.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS, AND MANAGEMENT
The following tables present information about the ownership of our securities as of March 24, 2026 for:
•each person or entity who beneficially owns more than five percent of any class of our voting securities;
•each of our named executive officers as set forth in the Summary Compensation Table below;
•each of our current directors; and
•all of our current directors and executive officers as a group.
Unless otherwise noted, the address of each beneficial owner listed in the tables below is Zillow Group, Inc., 1301 Second Avenue, Floor 36, Seattle, Washington 98101.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated in the footnotes below, we believe, based on the information ascertainable to us from public filings or furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares that they own, subject to applicable community property laws.
The security ownership information is provided as of March 24, 2026, and, in the case of percentage ownership information, is based on (i) 42,435,296 shares of Class A common stock outstanding, (ii) 6,217,447 shares of Class B common stock outstanding and (iii) 180,430,322 shares of Class C capital stock outstanding, in each case, as of March 24, 2026. Class A common stock and Class B common stock are voting securities. Class C capital stock is non-voting, unless otherwise required by applicable law or our Amended and Restated Articles of Incorporation.
Class A common stock trades on The Nasdaq Global Select Market under the symbol “ZG,” and Class C capital stock trades on The Nasdaq Global Select Market under the symbol “Z.” Class B common stock is not listed.
Security Ownership of Certain Beneficial Owners
Due to its non-voting status, Class C capital stock is not included in the table below. Information with respect to officers and directors who hold more than five percent of any class of our voting securities is set forth below in “Security Ownership of Management.”

	Class A Common Stock		Class B Common Stock		% Total Voting Power
Name of Beneficial Owner	Shares	%	Shares	%
Caledonia (Private) Investments Pty Limited (1)	11,603,278	27.3	—	—	11.1
The Vanguard Group (2)	7,474,764	17.6	—	—	7.1
FMR LLC (3)	2,871,447	6.8	—	—	2.7

 ___________

(1)	Based upon a Schedule 13G/A filed with the SEC on November 14, 2025 by Caledonia (Private) Investments Pty Limited. The Schedule 13G/A reports that it has shared voting and dispositive power over all 11,603,278 shares of Class A common stock. The address of Caledonia (Private) Investments Pty Limited is Level 10, 131 Macquarie Street, Sydney, NSW, 2000, Australia.
(2)
Based upon a Schedule 13G/A filed with the SEC on July 29, 2025 by The Vanguard Group. The Schedule 13G/A reports that it has shared voting power over 21,094 shares of Class A common stock, sole dispositive power over 7,349,137 shares of Class A common stock and shared dispositive power over 125,627 shares of Class A common stock. The Vanguard Group subsequently filed a Schedule 13G/A with the SEC on March 27, 2026, indicating that on January 12, 2026, The Vanguard Group went through an internal realignment, and certain subsidiaries or business divisions of subsidiaries of The Vanguard Group that formerly had, or were deemed to have, beneficial ownership with The Vanguard Group, will report beneficial ownership separately (on a disaggregated basis) from The Vanguard Group. The Vanguard Group no longer has, or is deemed to have, beneficial ownership over securities beneficially owned by such subsidiaries and/or business divisions. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.

(3)	Based upon a Schedule 13G filed with the SEC on February 5, 2026 by FMR LLC. The Schedule 13G reports that it has sole voting power over 2,857,337 shares of Class A common stock, and sole dispositive power over 2,871,447 shares of Class A common stock. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.
Security Ownership of Management
To compute the number of shares of Class A common stock and Class C capital stock beneficially owned by each officer and director, and the percentage ownership of Class A common stock and Class C capital stock of that person, we deemed as outstanding, shares of the same class of securities subject to options and other equity awards held by that person that are currently exercisable or become exercisable or vested within 60 days of March 24, 2026. We did not treat these shares as outstanding, however, for the purpose of computing the percentage ownership of Class A common stock or Class C capital stock of any other person. To compute the number of shares of Class A common stock held by each of Richard N. Barton and Lloyd D. Frink, we also included the number of shares of Class B common stock held by each of them as of March 24, 2026.

	Class A Common Stock			Class B Common Stock		Class C Capital Stock			% Total Voting Power (1)
Officers and Directors	Shares		%	Shares	%	Shares		%
Jeremy Wacksman	468		*	—	—	1,609,504	(2)(a)	*	*
Jeremy Hofmann	—		—	—	—	386,164	(2)(b)	*	—
Richard N. Barton	4,194,265	(3)	9.1	3,763,725	60.5	8,470,859	(2)(4)	4.6	36.2
Lloyd D. Frink	3,156,188	(5)	7.0	2,453,722	39.5	5,304,612	(2)(6)	2.9	23.5
Jun Choo	—		—	—	—	555,187	(2)(c)	*	—
Erik Blachford	—		—	—	—	81,464	(2)	*	—
Amy C. Bohutinsky	—		—	—	—	166,530	(2)	*	—
J. William Gurley	71,270	(7)	*	—	—	103,990	(2)(7)	*	*
Jay C. Hoag	516,531	(8)	*	—	—	8,300,831	(2)(8)	4.6	*
Gregory B. Maffei	316,485		*	—	—	742,393	(2)	*	*
Gordon Stephenson	41,647	(9)	*	—	—	172,900	(2)(9)	*	*
Claire Cormier Thielke	—		—	—	—	14,576	(2)	*	—
April Underwood	—		—	—	—	83,204	(2)	*	—
All executive officers and directors as a group (18 persons)	8,320,587		17.1	6,217,447	100.0	29,463,841	(2)(d)	15.3	60.6
 ______________

*	Represents beneficial ownership or total voting power that does not exceed 1%.
(1)	Percentage of total voting power represents voting power with respect to all outstanding shares of Class A common stock and Class B common stock, as a single group. Each holder of Class A common stock is entitled to one vote per share of Class A common stock and each holder of Class B common stock is entitled to 10 votes per share of Class B common stock. Holders of Class A common stock and Class B common stock will vote together as a single group on all matters (including the election of directors) submitted to a vote of shareholders, unless otherwise required by law or our Amended and Restated Articles of Incorporation. Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis. Class C capital stock is non-voting and therefore is not included in this column.
(2)
Includes the following number of shares of Class C capital stock subject to outstanding options that were exercisable as of March 24, 2026 or that become exercisable within 60 days thereafter or, as indicated below for Mr. Wacksman, Mr. Hofmann and Mr. Choo, also includes shares issuable under Class C capital restricted stock units that become vested within 60 days of March 24, 2026.

Officers and Directors	Class C Capital Stock
Jeremy Wacksman	1,608,803	(a)
Jeremy Hofmann	386,164	(b)
Richard N. Barton	2,772,021
Lloyd D. Frink	2,356,927
Jun Choo	496,627	(c)
Erik Blachford	48,887
Amy C. Bohutinsky	160,878
J. William Gurley	29,747
Jay C. Hoag	96,132
Gregory B. Maffei	104,610
Gordon Stephenson	104,610
Claire Cormier Thielke	14,576
April Underwood	82,721
All executive officers and directors as a group (18 persons)	11,536,909	(d)

(a)
Includes 1,593,680 shares of Class C capital stock subject to options exercisable on or within 60 days of March 24, 2026 and 15,123 shares of Class C capital stock issuable under restricted stock units that become vested within 60 days of March 24, 2026.

(b)
Includes 376,992 shares of Class C capital stock subject to options exercisable on or within 60 days of March 24, 2026, and 9,172 shares of Class C capital stock issuable under restricted stock units that become vested within 60 days of March 24, 2026.

(c)
Includes 491,791 shares of Class C capital stock subject to options exercisable on or within 60 days of March 24, 2026, and 4,836 shares of Class C capital stock issuable under restricted stock units that become vested within 60 days of March 24, 2026.

(d)
Includes 11,483,130 shares of Class C capital stock subject to options exercisable on or within 60 days of March 24, 2026, and 53,779 shares of Class C capital stock issuable under restricted stock units and restricted units that become vested within 60 days of March 24, 2026, for all current executive officers and directors.

(3)
Includes 3,763,725 shares of Class B common stock, of which 339,880 are held by Barton Ventures II LLC (the “Barton LLC”), and 430,540 shares of Class A common stock, of which 220,004 are held by the Barton Descendants’ Trust dated December 30, 2004 (the “Barton Trust”) and 20,000 are held by The Barton Foundation. Mr. Barton has sole dispositive and voting power over the shares of Class B common stock held by the Barton LLC and shared dispositive and voting power over the shares of Class A common stock held by The Barton Foundation. Mr. Barton has investment power over the shares of Class A common stock held by the Barton Trust but cannot receive proceeds from the sale of the shares. Mr. Barton does not have voting power over the shares of Class A common stock held by the Barton Trust and therefore those shares have been excluded from the calculation of percentage of total voting power.

(4)
Includes 8,470,859 shares of Class C capital stock, of which 1,705,527 are held by the RNB Z GRAT of May 2024, 450,000 are held by the Barton LLC, 442,086 are held by the Barton Trust and 300,000 are held by the Barton Foundation. Mr. Barton has shared dispositive power over the shares of Class C capital stock held by the Barton Foundation. Mr. Barton has sole dispositive power over the shares of Class C capital stock held by the Barton LLC and the RNB Z GRAT of May 2024. Mr. Barton has investment power over the shares of Class C capital stock held by the Barton Trust, but cannot receive proceeds from the sale of the shares. The 450,000 shares of Class C capital stock held by the Barton LLC are currently pledged as collateral for a loan agreement with a financial institution.

(5)
Includes 2,453,722 shares of Class B common stock held directly by Mr. Frink, 658,134 shares of Class A common stock held by the Frink Descendants’ Trust dated December 30, 2004 (the “Frink Trust”), 21,875 shares of Class A common stock held by the Elliott Frink 2020 Trust and 21,875 shares of Class A common stock held by the Ethan Frink 2020 Trust. Mr. Frink has investment power over the shares of Class A common stock held by the Frink Trust, the Elliott Frink 2020 Trust and the Ethan Frink 2020 Trust but cannot receive proceeds from the sale of the shares. Mr. Frink does not have voting power over the shares of Class A common stock held by the Frink Trust, the Elliott Frink 2020 Trust and the Ethan Frink 2020 Trust and therefore those shares have been excluded from the calculation of percentage of total voting power.

(6)
Includes 697,765 shares of Class C capital stock held by the Frink Trust. Mr. Frink has investment power over the shares of Class C capital stock held by the Frink Trust but cannot receive proceeds from the sale of the shares.

(7)	Includes 71,270 shares of Class A common stock and 74,243 shares of Class C capital stock held by the Gurley Revocable Trust.
(8)
Includes 273,438 shares of Class A common stock held directly by TCV VIII, L.P., 1,946,114 shares of Class C capital stock held directly by TCV VIII, L.P., 758 shares of Class C capital stock held directly by TCV VIII Management, L.L.C., 73,737 shares of Class A common stock held directly by TCV VIII (A) Mariner, L.P., 524,804 shares of Class C capital stock held directly by TCV VIII (A) Mariner, L.P.,16,983 shares of Class A common stock held directly by TCV VIII (B), L.P.,120,869 shares of Class C capital stock held directly by TCV VIII (B), L.P., 25,663 shares of Class A capital stock held directly by TCV Member Fund, L.P., 309,792 shares of Class C capital stock held directly by TCV Member Fund, L.P., 70,768 shares of Class A common stock held directly by TCV IX, L.P., 2,157,155 shares of Class C capital stock held directly by TCV IX, L.P., 1,349 shares of Class C capital stock held directly by TCV IX Management, L.L.C., 19,968 shares of Class A common stock held directly by TCV IX (A) Opportunities, L.P., 608,672 shares of Class C capital stock held directly by TCV IX (A) Opportunities, L.P., 3,780 shares of Class A common stock held directly by TCV IX (B), L.P., 115,208 shares of Class C capital stock held directly by TCV IX (B), L.P., 1,525,612 shares of Class C capital stock held directly by TCV XI, L.P., 719 shares of Class C capital stock held directly by TCV XI Management, L.L.C., 484,217 shares of Class C capital stock held directly by TCV XI (A), L.P., 107,930 shares of Class C capital stock held directly by TCV XI (B), L.P., 114,536 shares of Class C capital stock held directly by TCV XI (Lux), SCSp, 105,741 shares of Class C capital stock held directly by TCV XI Member Fund, L.P., 29,049 shares of Class A common stock held directly by the Hoag Family Trust U/A 8/2/94, 58,098 shares of Class C capital stock held by the Hoag Family Trust U/A 8/2/94, and 96,132 options to purchase shares of Class C capital stock held directly by Mr. Hoag.

Mr. Hoag is a Class A Director and Class A Member of Technology Crossover Management VIII, Ltd. (“Management VIII”) and a limited partner of Technology Crossover Management VIII, L.P. (“TCM VIII”) and TCV Member Fund, L.P. ("Member Fund"). Management VIII is the sole general partner of TCM VIII and a general partner of Member Fund, TCM VIII is the sole general partner of TCV VIII, L.P., TCV VIII (A), L.P., and TCV VIII (B), L.P., and a general partner of TCV VIII (A) Mariner, L.P. ("Mariner LP"). TCV VIII (A), L.P. is the sole owner of TCV VIII (A) Mariner, Ltd. which in turn is the majority owner of Mariner LP. Mr. Hoag may be deemed to beneficially own the shares held by TCV VIII, L.P., Mariner, LP, TCV VIII (B), L.P. and Member Fund but disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
Mr. Hoag is a Class A Director and Class A Member of Technology Crossover Management IX, Ltd. (“Management IX”) and a limited partner of Technology Crossover Management IX, L.P. (“TCM IX”) and Member Fund. Management IX is the sole general partner of TCM IX and a general partner of Member Fund. TCM IX is the sole general partner of TCV IX, L.P., TCV IX (A), L.P. and TCV IX (B), L.P. and a general partner of TCV IX (A) Opportunities, L.P. ("Opportunities LP"). TCV IX (A), L.P. is the sole owner of TCV IX (A) Opportunities, Ltd. which in turn, is the majority owner of Opportunities LP. Mr. Hoag may be deemed to beneficially own the shares held by TCV IX, L.P., Opportunities LP, TCV IX (B), L.P. and Member Fund but disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
Mr. Hoag is a Class A Member and Class A Director of Technology Crossover Management XI, Ltd. ("Management XI") and a limited partner of Technology Crossover Management XI, L.P. ("TCM XI") and TCV XI Member Fund, L.P. ("Member Fund XI"). Management XI is the sole general partner of Member Fund XI and TCM XI. TCM XI is the sole general partner of TCV XI, L.P., TCV XI (A), L.P. and TCV XI (B), L.P. Mr. Hoag may be deemed to beneficially own the shares held by TCV XI, TCV XI (A), TCV (B) and Member Fund XI but disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Management XI is the sole shareholder of Technology Crossover Management XI, S.à r.l., which is in turn the managing general partner of TCV XI (Lux), SCSp. Mr. Hoag disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

Mr. Hoag has the sole power to dispose and direct the disposition of the options and any shares issuable upon exercise of the options, and the sole power to direct the vote of the shares of common stock to be received upon exercise of the options. However, with respect to 101,381 of the options, Mr. Hoag has transferred to TCV VIII Management, L.L.C. (“TCV VIII Management”), TCV IX Management, L.L.C. ("TCV IX Management") and TCV XI Management, L.L.C. ("TCV XI Management"), 100% of the pecuniary interest in such options and any shares to be issued upon exercise of such options. Mr. Hoag is a Member of TCV VIII Management and TCV IX Management and an owner of TCV XI Management but disclaims beneficial ownership of such options and any shares to be received upon exercise of such options except to the extent of his pecuniary interest therein.

Mr. Hoag is a trustee of the Hoag Family Trust and may be deemed to have the sole power to dispose or direct the disposition of the shares held by the Hoag Family Trust. Mr. Hoag disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
(9)	Includes 25,502 shares of Class A common stock and 40,000 shares of Class C capital stock held by the Stephenson Family LLC.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction
This Compensation Discussion and Analysis provides information about the compensation for the following executive officers ("Named Executive Officer(s)" or "NEO(s)") in 2025, including an analysis of the overall objectives of our compensation program and each element of compensation provided.
2025 Named Executive Officers:
•Jeremy Wacksman, Chief Executive Officer
•Jeremy Hofmann, Chief Financial Officer
•Richard N. Barton, Co-founder and Co-Executive Chairman
•Lloyd D. Frink, Co-founder, Co-Executive Chairman and President
•Jun Choo, Chief Operating Officer
Compensation Philosophy and Objectives
We believe our success largely depends on our ability to attract, retain, and motivate talented employees to operate our Company in a dynamic and changing market. We compete with many other companies to attract and retain a skilled senior leadership team. To meet this challenge, the objectives of our compensation program are to:
•attract qualified and experienced executive officers who will enable us to achieve our business objectives;
•retain and motivate our executive officers to achieve superior performance;
•reward performance; and
•align the interests of our executive officers with those of our shareholders by motivating our executive officers to drive long-term shareholder value.
Company Performance Milestones
Significant performance milestones for 2025 include the following:
•In February 2025, we announced a partnership to be the exclusive provider of multifamily rental listings on Redfin, Rent.com, and ApartmentGuide.com. For multifamily properties advertising with Zillow, this partnership enables their listings to reach an even wider audience of renters across multiple platforms, through a single advertising solution. Full-year rentals revenue was up 39% year over year to $630 million, primarily driven by multifamily revenue, which grew 58% year over year. The number of multifamily properties advertising across Zillow reached 72,000 at the end of 2025, an increase of 22,000 properties, or 44% from the beginning of 2025.
•In April 2025, Zillow announced standards for listing transparency guided by one simple, powerful principle: if a listing is marketed to some buyers, it should be marketed to all buyers.
•In April 2025, Zillow announced a partnership with AppFolio, a leading rental property management company, designed to simplify marketing and leasing workflows for property managers.

•Zillow announced the launch of new immersive and AI-powered features on Zillow ShowcaseSM, the company's premium listing experience, including SkyTour in July 2025, which uses advanced rendering technology to enable an interactive exterior home viewing experience, and Virtual Staging in September 2025, which allows home shoppers viewing listing photos to tap a button, choose from a curated set of design styles and see select rooms fully staged.
•In October 2025, Zillow was debuted as the only real estate app in ChatGPT, giving people a way to begin their housing journey on one of the world's most widely used AI platforms.
•In October 2025, Zillow introduced Zillow ProSM, a suite of products that unifies Follow Up Boss, My Agent, and Agent Profiles in a single, integrated, AI-powered suite that helps agents grow their businesses and serve all clients — not just those they meet through Zillow.
•AI-powered smart messages within Follow Up Boss scaled nationwide in 2025. In October 2025, Zillow introduced a new messaging feature that lets buyers and their co-shopper chat, share listings and stay organized — all within the Zillow app.
•The Zillow Group portfolio attracted 9.6 billion visits in 2025 and an annual monthly high of 259 million unique users in July 2025, primarily to our Zillow, Trulia, and StreetEasy portals.
•In 2025, we continued to expand our Enhanced Markets, where consumers benefit from a more streamlined experience with the support of our Zillow Preferred agent partners and loan officers with Zillow Home Loans. Throughout 2025, connections, or leads delivered to agent partners, through the Enhanced Market experience continued to increase, exiting the year at over 40%.
•We achieved double digit revenue growth for the full year 2025, up 16% year over year to $2.6 billion, and full-year GAAP profitability.
•In May 2025, our Board authorized the repurchase of an additional $1 billion of shares under our share repurchase program. During 2025, we repurchased or received a total of 12.6 million shares, which consists of 9.5 million shares repurchased for $670 million and 3.1 million shares received from settling the remainder of our capped calls, valued at $271 million.
•We settled the remainder of our convertible notes in May 2025 and ended the year convertible debt-free.

How We Set Executive Compensation
The compensation committee of our Board is generally responsible for setting our overall executive compensation strategy and for making decisions relating to executive compensation. This includes establishing and annually reviewing the compensation of our executive officers and overseeing our equity plans to ensure that our total compensation program is reasonable and competitive. Our executive compensation program primarily comprises base salaries, equity compensation, and health and welfare benefits generally consistent with those provided to our other salaried employees. The compensation committee adopted the Zillow Group, Inc. U.S. Executive Severance Plan and Summary Plan Description in 2020 (as amended, the "Executive Severance Plan") to promote consistency of severance in the event of certain qualifying terminations of employment of our executive officers. The Executive Severance Plan is described below under "Executive Severance Plan."

In setting 2025 executive compensation, our compensation committee generally relied on its collective experience and knowledge, its past practices, our overall performance, market data (as described further below), and other considerations it deemed relevant. For 2025, Mr. Barton, Mr. Frink, and Mr. Spaulding recommended to the compensation committee base salary adjustments and amounts of equity awards for our executive officers (other than for themselves), and advised the compensation committee regarding our compensation program’s ability to attract, retain, and motivate executive talent. Their recommendations reflected compensation levels that they believed were commensurate with an executive officer’s individual qualifications, experience, level of responsibility, knowledge, skills, and individual performance, as well as Zillow Group's performance.
With respect to 2025 executive compensation, the compensation committee utilized market data and survey information available through Equilar, an executive compensation data and benchmarking firm, to determine a peer group for the purpose of conducting a market analysis of the total compensation of our executive officers. The peer companies selected operate in the real estate and technology sectors; compete with us for executive talent; have similar or high-growth trajectories, including revenue growth; and have similar revenue and market capitalization. The compensation committee utilized market data and survey information available through Equilar, Radford, Comptryx, and publicly available compensation data from the peer companies, as reference points for 2025 executive compensation decisions. The data reviewed included, among other items, base salary, long-term equity incentive levels, and target total compensation levels for peer executive officers. Consistent with prior years, the compensation committee did not target the foregoing elements of compensation to any specific percentiles identified in the peer company data but rather used the data as a preliminary comparison point for context and as one factor among many in determining 2025 base salary adjustments and equity awards.
The peer group reviewed by the compensation committee in connection with determining our executive officers’ 2025 base salaries and equity award sizes consisted of the following companies:

AppFolio, Inc.	Maplebear Inc. (Instacart)

CoStar Group, Inc.	Pinterest, Inc.

DoorDash, Inc.	Redfin Corporation

Dropbox, Inc.	Robinhood Markets, Inc.

Etsy, Inc.	Rocket Companies, Inc.

Expedia, Inc.	SoFi Technologies, Inc.

Frontdoor, Inc.	Squarespace, Inc.

GoDaddy Inc.	Take Two Interactive Software, Inc.

Guidewire Software, Inc.	Verisign, Inc.

IAC/InterActiveCorp	Workday, Inc.

To help ensure continued appropriateness of the peer group, the compensation committee updated the peer group used for 2025 compensation planning to reflect changes in our business and to reassess market cap and industry benchmarks in line with our evolving business model. Four companies (Fortinet, Inc., Splunk Inc., SS&C Technologies Holdings, Inc., and Tyler Technologies, Inc.) were removed from the prior year's list and three new peer companies were added (Maplebear Inc. (Instacart), Rocket Companies, Inc., and Squarespace, Inc.) that more closely align with our industry, competitive landscape, and financial performance and position.
Consideration of the Say-on-Pay Vote
We last held a non-binding, advisory vote to approve the compensation of our named executive officers, commonly referred to as the "say-on-pay" vote, at our 2024 Annual Meeting of Shareholders, as required by Section 14A of the Exchange Act. Our advisory resolution to approve the compensation of our named executive officers received majority support from shareholders with approximately 78% "For" votes. We take this result as support that our executive compensation program and practices are reasonable and generally aligned with shareholder expectations. Following the say-on-pay vote in 2024, we held meetings with key shareholders that included discussions regarding compensation, among other matters. We review our overall approach to executive compensation periodically and we expect that the specific direction, emphasis, and components of our executive compensation program will continue to evolve as will our process for establishing executive compensation. We intend to continue to hold an advisory vote on the compensation of our named executive officers every third year. We believe that holding this vote every three years provides us with appropriate feedback on our compensation decisions for our named executive officers while also providing an appropriate time period to respond to the prior say-on-pay vote.
In compliance with Section 14A of the Exchange Act, we will next hold a vote on the frequency of such advisory vote regarding compensation of our named executive officers at our annual meeting to be held in 2027. We are and will remain committed to being responsive to shareholder feedback, and the results of our say-on-pay votes will help inform the compensation committee's discussions about the executive compensation program.

Elements of Executive Compensation
For 2025, our executive compensation program primarily included base salaries, and equity compensation in the form of stock options, restricted stock units, and restricted units. Historically, including for 2025, compensation decisions for our executive officers have been individualized and based on a variety of factors. In particular, we have emphasized the use of equity to incentivize our executive officers to focus on our growth and drive long-term shareholder value. To date, the compensation committee has not adopted any formal or informal policies for allocating compensation between long-term and short-term compensation or between cash and equity compensation.

Base Salaries. Base salaries provide our executive officers with a fixed amount of consistent compensation and, in conjunction with equity awards, are a significant motivating factor in attracting and retaining our executive officers. We have designed base salaries to be competitive while also being mindful of our cash resources.
When an executive officer is first hired, base salary is generally established through individual negotiations between the Company and the individual, taking into account subjective judgments as to the executive officer’s qualifications, experience, job duties and responsibilities, prior salary, and internal data.
The compensation committee annually reviews the base salaries of our executive officers. Adjustments to salaries generally become effective following completion of our annual performance review process in the first quarter of each year. The annual review process generally includes a comprehensive self-performance review by employees as well as manager, direct report, and peer feedback. In 2025, annual base salary adjustments approved by our compensation committee became effective as of February 9, 2025. Adjustments to base salaries may also occur at other times during the year for promotions or performance.
In 2025, salary adjustments were primarily based on a subjective evaluation of each individual's performance, both historical and anticipated, review of comparative market data, internal pay equity, and the other factors described above. Overall, salary increases for 2025 reflected levels that the compensation committee believed were commensurate with the comparative responsibilities, leadership roles, and performance of each named executive officer.
The following table provides information about 2025 base salary adjustments for the named executive officers.

Name	December 2024 Base Salary ($)	Total 2025 Base Salary Increase ($)	Total 2025 Base Salary ($)	% Increase over 2024 Base Salary
Jeremy Wacksman	825,000	28,875	853,875	3.50%
Jeremy Hofmann	660,000	46,200	706,200	7.00%
Richard N. Barton	800,866	24,026	824,892	3.00%
Lloyd D. Frink	779,351	23,380	802,731	3.00%
Jun Choo	674,565	40,474	715,039	6.00%

Incentive Cash Bonuses. We have not established a formal cash incentive program for our executive officers. Instead we have relied primarily on the long-term incentive value of equity-based compensation.
Equity-Based Compensation. Since our inception, equity-based compensation has been an integral component of our compensation program for most employees in order to retain and recognize their efforts on behalf of the Company. Since 2015, all equity awards granted under the Company's equity compensation plans have been granted for Class C capital stock rather than Class A common stock.

Our Board and our compensation committee believe that stock options and restricted stock units have played and continue to play a significant role in our ability to attract, motivate, and incentivize the executive talent necessary to accomplish our business objectives. We believe that stock options and restricted stock units also provide our employees with a significant long-term interest in our success by rewarding the creation of shareholder value, as the value of stock options and restricted stock units are both positively impacted by appreciation in the price of the Company’s stock following their grant. We view equity-based compensation on a per-headcount basis and as a percentage of revenue, and balance against the operating environment, competitive pay, shareholder value, and impact of dilution. We take all of these factors into consideration as we decide on share-based compensation levels each year. We expect our share-based compensation expense to decrease in 2026 compared to 2025 as existing awards continue to vest over their respective periods and we focus on mitigating dilution as we issue new awards.
In March 2016, the Company established an equity choice program pursuant to which employees, including our named executive officers, may choose whether to receive the value of equity awards in stock options, restricted stock units, or a combination of the two. For all awards granted in 2025, individuals who elected stock options for any portion of their award were granted stock options at the customary conversion rate of three options for each restricted stock unit that would otherwise be granted.
We do not apply a formula to determine the size of individual equity awards granted to our named executive officers. Instead, our compensation committee generally determines the size or value of individual grants using its collective business judgment and experience, taking into account, among other factors, the role and responsibility of the individual executive officer, the competitive market for the executive officer’s position, the size and value of existing equity awards, and a subjective evaluation of individual performance and prior contributions to us. Based upon these factors, the compensation committee sets the size of each equity award at a level it considers appropriate to create a meaningful incentive. No specific weight is given to any one of the foregoing factors, although larger awards are typically granted to executive officers with duties and responsibilities that are more likely to have a larger impact on the creation of long-term shareholder value.
As discussed above, the compensation committee considered compensation data from peer companies as a reference point and as one of many factors in connection with the equity grants to our executive officers in 2025. In the future, the compensation committee may continue to consider competitive market data as a tool to determine equity award grant amounts for our executive officers.

Our executive officers generally receive an initial equity award in connection with their commencement of employment or upon election or appointment to an executive officer role. Following each annual performance review, we typically grant additional equity awards to eligible employees, including our named executive officers, in the first quarter of the year. The compensation committee may grant additional equity awards from time to time to retain executive officers and/or reward them for promotions or performance and to stay competitive with our peer group and other competitive market data.
Stock options granted to our executive officers generally have a ten-year term and vest over a four-year period in accordance with the Company’s predetermined quarterly vesting schedule, subject to the executive officer’s continued employment. We grant stock options with an exercise price equal to the closing price of the Class C capital stock on The Nasdaq Global Select Market on the grant date. Restricted stock units also vest based on continued employment with us, generally over four years, thereby encouraging the retention of our executive officers. New-hire equity grants typically vest 25% after one year and thereafter in quarterly installments while annual and promotion grants typically vest quarterly over four years.
In February 2025, following our annual performance review process, each of our named executive officers elected to receive either a stock option grant, a restricted stock unit grant, or a combination of both under our equity choice program for the number of shares of Class C capital stock set forth below (the "2025 Annual Awards"). The 2025 Annual Awards were subject to a requirement that at least 25% of each award be delivered in stock options. The 2025 Annual Awards received by each of our named executive officers each vest quarterly over a four-year period, as further described in the 2025 Grants of Plan-Based Awards Table below. The number of shares subject to the options reported below for the 2025 Annual Awards, reflects a conversion rate of three options for each restricted stock unit that would otherwise be granted, based on each individual's election, as described above for 2025 equity grants to employees.

Name	Stock Option (# shares)	Restricted Stock Units (# shares)
Jeremy Wacksman	52,500	52,500
Jeremy Hofmann	69,999	23,333
Richard N. Barton	139,998	—
Lloyd D. Frink	139,998	—
Jun Choo	129,999	43,333

The foregoing grant sizes reflected the compensation committee’s assessment of grant amounts it deemed appropriate to recognize each executive officer's level of responsibilities and contributions during the past year and to retain and incentivize them for the future. Additional information about the grants to the named executive officers is contained below in the “2025 Grants of Plan-Based Awards Table.”

Other Benefits. Our named executive officers receive health and welfare benefits under the same broad-based benefit plans as our other salaried employees. These benefits include medical, dental, and vision benefits, short-term and long-term disability insurance, accidental death and dismemberment insurance, basic life insurance, and eligibility to participate in our 401(k) Plan. We continued our charitable donation matching program in 2025, matching employee donations dollar-for-dollar up to $1,000 annually to qualifying non-profit organizations. In addition, in 2025 we introduced a donation match program through the Zillow Group Political Action Committee for eligible employees. We do not view perquisites or other personal benefits as a significant component of our executive compensation program.
We generally do not provide perquisites to our executive officers, except in situations where we believe it is appropriate to assist an individual in the performance of their duties, to make our executive officers more efficient, effective, and available for Company business, for recruitment or retention purposes, or to be consistent with benefits provided to other full-time employees. During 2025, all of our named executive officers received parking and related partial tax gross-ups, the aggregate value of which with respect to each named executive officer is reflected in the "All Other Compensation" column of the Summary Compensation Table. In addition, we maintain fractional ownership interests in aircraft, which provides the Company with a certain number of yearly flight hours that are intended primarily for business travel. Beginning in 2020, the Company began permitting certain executives to use excess aircraft hours for personal travel. In connection with any personal use, executives are required to reimburse the Company for all aggregate incremental costs incurred in connection with the flights. The aggregate incremental costs are based on the cost to us of the particular flights, including the applicable hourly rate for the aircraft and any variable costs of the flights, such as fuel costs, catering, ground transportation, and related taxes. The amount reimbursed excludes fixed costs that do not change based on actual usage, such as the monthly management fee. No amounts are reported in the Summary Compensation Table for this aircraft use by any named executive officers since the amounts equal to the aggregate incremental cost were fully reimbursed to us by the named executive officers who used the aircraft. Infrequently, family members or other guests may accompany executives on business travel on chartered aircraft, which results in no or de minimis aggregate incremental cost to the Company. We have Company-purchased tickets to athletic and other events generally for business purposes. In limited instances, we permit executives to have personal use of Company-purchased tickets. In 2025, all of our named executive officers recognized imputed income for certain of these events and we paid an estimated tax gross-up on such amounts, the aggregate value of which with respect to each named executive officer is reflected in the "All Other Compensation" column of the Summary Compensation Table. The Company-purchased tickets were pre-paid by the Company and the use of these tickets by our executives resulted in no or de minimis incremental cost to the Company.
Employment and Separation Agreements. We may enter into employment agreements or separation agreements with our executive officers from time to time. As a condition to receiving any severance payments or benefits, an executive officer must execute, and not revoke, a general release and waiver of claims against us in a form satisfactory to us. The executive officer also must continue to comply with the terms of their Proprietary Rights Agreement or Confidential Information, Inventions, Nonsolicitation and Noncompetition Agreement or other applicable agreement (the "Confidentiality Agreement").
We currently have an Executive Severance Plan that applies to U.S. employees at the level of Vice President and above, pursuant to which certain benefits are payable in connection with a qualifying termination of employment, described below. We do not provide any tax gross-ups to cover personal income taxes that may apply to any severance or change of control benefits, other than in connection with COBRA continuation benefits.

Executive Severance Plan. The compensation committee of the Board of Zillow Group approved and adopted the Executive Severance Plan for U.S. employees of Zillow Group and its wholly-owned subsidiaries at the level of Vice President and above, including Zillow Group’s executive officers.
The Executive Severance Plan provides for the payment of severance and other benefits to eligible employees in the event of a termination of employment by Zillow Group or a wholly-owned subsidiary (other than for death, disability, or cause) or by the employee for good reason (each an “Involuntary Termination,” with the terms “disability,” “cause,” and “good reason” defined in the Executive Severance Plan). In the event of an Involuntary Termination and subject to the employee’s execution and non-revocation of a separation and release of claims agreement, the Executive Severance Plan provides the following payments and benefits to the executive officers based on such executive officer's title and level with Tier 1 severance benefits applicable to executive officers serving in "Executive 6" level and with the title "Chief Executive Officer" ("Tier 1") and Tier 2 severance benefits applicable to employees of the Company serving in “Executive 5” level and with a title that starts with “Chief” or “President” ("Tier 2"):
•    For both Tier 1 and Tier 2, continued payment of base salary for six months after the date of the employee’s Involuntary Termination;
•    For both Tier 1 and Tier 2, payment for six months after the date of the employee's Involuntary Termination equal to the monthly COBRA premium the employee would otherwise be required to pay for such coverage for the employee and any spouse and dependents of the employee, regardless of whether the employee elects such COBRA continuation coverage after termination;
•    For both Tier 1 and Tier 2, accelerated vesting of equity awards that vest solely based on continued service by an additional twelve months, except that such equity awards will become fully vested in connection with an Involuntary Termination that occurs on or following a Company Transaction (as defined in the Executive Severance Plan); and
•    An extension of time to exercise vested stock options until the earlier of (i) twenty-four months after the date of an Involuntary Termination for Tier 1 and eighteen months for Tier 2 and (ii) the expiration date of the original maximum term of the option.

As a condition to receiving the foregoing severance benefits, eligible employees are subject to a non-disparagement covenant following separation from employment with the Company.
If an eligible employee is entitled to any severance, change of control or similar benefits outside the Executive Severance Plan by operation of applicable law or under another Company-sponsored plan, policy, contract, or arrangement, benefits under the Executive Severance Plan will be reduced by the corresponding value of such benefits in accordance with the terms of the Executive Severance Plan. If an eligible employee is entitled to receive severance, change of control or similar benefits outside the Executive Severance Plan that are more advantageous to the employee than the terms of the Executive Severance Plan, the employee will continue to be entitled to such benefits.
The Executive Severance Plan does not provide for any gross-up payments to offset excise taxes that may be imposed by Code Section 4999 on excess parachute payments within the meaning of Code Section 280G. If any payments or benefits payable under the Executive Severance Plan or otherwise would be subject to an excise tax, Zillow Group will pay to the employee either (a) the full amount of such payments or benefits or (b) the full amount reduced by the minimum amount necessary to prevent any portion from being an excess parachute payment, whichever results, on an after-tax basis, in the greater amount payable to the employee.
Incentive Compensation Recoupment Policy
The Board of Directors has adopted, and delegated authority to the compensation committee to administer, the Clawback Policy, which aligns with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and related exchange listing standards. We are also subject to the clawback provisions for the Chief Executive Officer and Chief Financial Officer under the Sarbanes-Oxley Act of 2002, which provide that those executives must reimburse the Company for any bonus or other incentive-based or equity-based compensation received during the 12-month period following the preparation of an accounting restatement as a result of misconduct.
Risk Assessment of Compensation Programs
The compensation committee considered the risks associated with our compensation programs and does not believe that our incentive compensation programs described above contain incentives for our named executive officers or other employees to take risks in performing their duties that are reasonably likely to have a material adverse effect on the Company, particularly in light of the compensation committee’s historical emphasis on equity vehicles, such as stock options and restricted stock units, which it believes reward sustained long-term performance that is aligned with our shareholders’ interests.
Stock Ownership Guidelines
All of our executive officers hold either shares and/or stock-based equity awards, which we believe help align their interests with those of our shareholders. As a result, at this time, our Board has not adopted formal stock ownership guidelines for the named executive officers, although it may consider doing so in the future.
Equity Award Grant Practices
Equity awards granted to Section 16 officers must be approved by the compensation committee. As described under “Corporate Governance–Compensation Committee,” the Board has delegated authority to Mr. Wacksman, Mr. Barton, Mr. Frink and Mr. Spaulding, to grant equity awards to non-executive officer employees, subject to certain limitations. Pursuant to such authority, these individuals routinely act to grant equity awards to our non-executive officer employees.
Timing of grants. As part of the Company’s annual review process, the compensation committee approves (1) annual equity award grants to Section 16 officers, initially denominated in restricted stock units and subject to the Company’s equity choice program, at a meeting that occurs during the quarter following each fiscal year end, and (2) a share pool for annual equity award grants to non-executive officer employees in an aggregate amount determined by management. In 2025, annual equity awards were granted on February 27, following approval by the compensation committee in January 2025. In addition to annual grants, Section 16 officers and non-executive officer employees may receive equity awards at other times during the year in connection with their hire, promotion, or other special circumstances. During fiscal year 2025, equity awards to non-executive officer employees in connection with new-hire, promotional, and off-cycle awards generally were granted on or about the 20th day of each calendar month.
Our non-employee directors are eligible to automatically receive an equity award grant on March 1 of each year under the NED Equity Program as described under "Director Compensation."
The compensation committee's general practice is to not grant equity awards in anticipation of the release of material nonpublic information, and the Company's general practice is to not time the disclosure of material nonpublic information for the purpose of affecting the value of equity awards.
Option exercise price. The exercise price of a newly granted stock option (i.e., not an option assumed or substituted in connection with an acquisition) is the closing price of Zillow Group’s Class C capital stock on the Nasdaq stock market on the date of grant.
During fiscal year 2025, we did not award any options to a named executive officer in the period beginning four business days before the filing of a periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of a current report on Form 8-K that disclosed material nonpublic information, and ending one business day after the filing or furnishing of such report.

Hedging, Pledging and Insider Trading Policy
Our Board has adopted an insider trading policy governing the purchase, sale, and/or other dispositions of our securities and those of public companies in which we have a business relationship by our directors, executive officers, employees, independent contractors, contingent workers and consultants (the "Insider Trading Policy"), that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. A copy of the Insider Trading Policy is incorporated by reference as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2025.
The Insider Trading Policy prohibits short sales and strongly discourages and requires pre-approval from the General Counsel of, among other actions, any hedging of stock ownership positions or similar monetization transactions, such as zero cost collars, prepaid variable forward sale contracts, equity swaps and exchange funds. Any person seeking such approval must provide a justification for the transaction. The Insider Trading Policy further prohibits holding Company securities in a margin account or pledging Company securities as collateral for a loan. A limited exception applies if approved by the General Counsel for an individual seeking to pledge Company securities as collateral for a loan (not including margin debt) who can clearly demonstrate to the Company the financial capacity to repay the loan without resort to the pledged securities.

COMPENSATION COMMITTEE REPORT

The compensation committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis with management, and based on such review and discussions, the compensation committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Members of the compensation committee:
Jay C. Hoag (Chair)
Amy C. Bohutinsky
April Underwood

2025 COMPENSATION TABLES
2025 Summary Compensation Table
The following table provides information regarding the compensation of our named executive officers for 2025 and, where applicable, 2024 and 2023. Positions listed below are those held by the named executive officers at Zillow Group as of December 31, 2025.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Jeremy Wacksman	2025	850,266	—	4,006,800	2,249,536	31,955	7,138,557
Chief Executive Officer	2024	793,068	—	7,257,954	7,580,349	32,056	15,663,427
	2023	742,437	—	3,287,813	1,851,696	22,277	5,904,223
Jeremy Hofmann	2025	700,425	—	1,780,775	2,999,338	28,975	5,509,513
Chief Financial Officer	2024	644,885	—	2,288,449	1,324,671	27,495	4,285,500
	2023	528,921	—	5,550,625	4,787,888	22,396	10,889,830
Richard N. Barton	2025	821,889	—	—	5,998,676	32,397	6,852,962
Co-founder and Co-Executive Chairman	2024	797,951	—	—	6,711,755	28,136	7,537,842
	2023	768,705	—	—	25,571,040	23,082	26,362,827
Lloyd D. Frink	2025	799,809	—	—	5,998,676	34,487	6,832,972
Co-founder, Co-Executive Chairman and President	2024	775,604	—	—	6,711,755	30,173	7,517,532
	2023	742,437	—	—	20,280,480	23,757	21,046,674
Jun Choo	2025	709,980	—	3,307,175	5,570,236	24,307	9,611,698
Chief Operating Officer	2024	530,672	—	1,979,717	4,940,555	23,003	7,473,947
_____________

(1)	For 2025, amounts reflect base salary adjustments that became effective in February 2025.
(2)	Amounts reflect aggregate grant date fair value of restricted stock units, computed in accordance with FASB ASC Topic 718. The valuations of the restricted stock units are based on the closing market price of our Class C capital stock on the grant date, or the trading day immediately prior to the grant date if the grant date is not a trading day.

(3)	Amounts reflect aggregate grant date fair value of the option awards granted, computed in accordance with FASB ASC Topic 718. Assumptions used to calculate these amounts are described in Note 11, “Share-Based Awards,” to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.
(4)	Additional amounts include matching and true-up contributions totaling $14,000 made by the Company under the Zillow Group 401(k) plan for all named executive officers; paid parking and related tax gross-ups for all named executive officers; tickets to athletic and other events and related tax gross-ups for all named executive officers; and matching charitable donations made by the Company on behalf of certain named executive officers. See "Compensation Discussion and Analysis—Elements of Executive Compensation—Other Benefits" for more information.
2025 Grants of Plan-Based Awards Table
The following table provides information regarding plan-based awards granted to our named executive officers during 2025.

Name	Grant Date	Title of Security	All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)

Jeremy Wacksman	02/27/2025	Class C Capital	52,500	(1)	—		—	4,006,800	(2)
	02/27/2025	Class C Capital	—		52,500	(3)	76.32	2,249,536	(2)
Jeremy Hofmann	02/27/2025	Class C Capital	23,333	(1)	—		—	1,780,775	(2)
	02/27/2025	Class C Capital	—		69,999	(3)	76.32	2,999,338	(2)
Richard N. Barton	02/27/2025	Class C Capital	—		139,998	(3)	76.32	5,998,676	(2)
Lloyd D. Frink	02/27/2025	Class C Capital	—		139,998	(3)	76.32	5,998,676	(2)
Jun Choo	02/27/2025	Class C Capital	43,333	(1)	—		—	3,307,175	(2)
	02/27/2025	Class C Capital	—		129,999	(3)	76.32	5,570,236	(2)
______________

(1)	Represents a restricted stock unit award that vests over four years. 1/16th of the total number of shares subject to the grant vested on May 14, 2025, and an additional 1/16th vested or will vest each three months thereafter until the grant is fully vested. Vesting is subject to continued service through each such vesting date.

(2)	Amounts reflect aggregate grant date fair value of the stock option awards and restricted stock units granted during 2025, computed in accordance with FASB ASC Topic 718. Assumptions used to calculate these amounts are described in Note 11, "Share-Based Awards" to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025. For the restricted stock units granted to Messrs. Wacksman, Hofmann, and Choo, this value is based on the closing market price of our Class C capital stock on the grant date, or the trading day immediately prior to the grant date if the grant date is not a trading day.
(3)	Represents a stock option award that vests over four years. 1/16th of the total number of shares subject to the option vested on May 14, 2025, and an additional 1/16th vested or will vest each three months thereafter until the option is fully vested. Vesting is subject to continued service through each such vesting date.
2025 Outstanding Equity Awards at Fiscal Year-End Table
The following table provides certain information regarding outstanding equity awards held by each of our named executive officers as of December 31, 2025.

Name			Option Awards						Stock Awards
	Grant Date	Title of Security	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options		Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
			Exercisable (#)	Unexercisable (#)
Jeremy Wacksman	02/27/2025	Class C Capital	—	—		—		—	42,657	(1)	2,910,061	(2)
	02/27/2025	Class C Capital	9,843	42,657	(3)	76.32		02/27/2035	—		—
	08/08/2024	Class C Capital	58,117	127,859	(3)	49.40		08/08/2034	—		—
	08/08/2024	Class C Capital	—	—		—		—	42,621	(1)	2,907,605	(2)
	03/07/2024	Class C Capital	—	—		—		—	42,188	(1)	2,878,065	(2)
	03/07/2024	Class C Capital	32,812	42,188	(3)	55.94		03/07/2034	—		—
	03/07/2023	Class C Capital	72,205	6,545	(4)	41.75		03/07/2033	—		—
	03/07/2023	Class C Capital	—	—		—		—	6,545	(5)	446,500	(2)
	03/07/2022	Class C Capital	286,875	19,125	(3)	49.57		03/07/2032	—		—
	03/05/2021	Class C Capital	265,385	—		38.78	(6)	03/05/2031	—		—

	03/06/2020	Class C Capital	300,000	—		49.35		03/06/2030	—		—
	03/01/2019	Class C Capital	116,859	—		40.36		03/01/2029	—		—
	03/01/2019	Class C Capital	47,177	—		40.36		03/01/2029	—		—
	03/07/2018	Class C Capital	182,100	—		53.95		03/07/2028	—		—
	03/07/2017	Class C Capital	147,609	—		35.16		03/07/2027	—		—
Jeremy Hofmann	02/27/2025	Class C Capital	—	—		—		—	18,959	(1)	1,293,383	(2)
	02/27/2025	Class C Capital	13,124	56,875	(3)	76.32		02/27/2035	—		—
	03/07/2024	Class C Capital	—	—		—		—	23,012	(1)	1,569,879	(2)
	03/07/2024	Class C Capital	17,897	23,011	(3)	55.94		03/07/2034	—		—
	05/19/2023	Class C Capital	117,187	70,313	(3)	45.39		05/19/2033	—		—
	05/19/2023	Class C Capital	—	—		—		—	23,438	(1)	1,598,940	(2)
	03/07/2023	Class C Capital	—	—		—		—	5,402	(5)	368,524	(2)
	03/07/2022	Class C Capital	105,468	7,032	(3)	49.57		03/07/2032	—		—
	11/23/2021	Class C Capital	23,451	—		38.78	(6)	11/23/2031	—		—
	03/05/2021	Class C Capital	44,282	—		38.78	(6)	03/05/2031	—		—
Richard N. Barton	02/27/2025	Class C Capital	26,249	113,749	(3)	76.32		02/27/2035	—		—
	03/07/2024	Class C Capital	90,680	116,590	(3)	55.94		03/07/2034	—		—
	03/07/2023	Class C Capital	747,656	339,844	(3)	41.75		03/07/2033	—		—
	03/07/2022	Class C Capital	86,250	—		49.57		03/07/2032	—		—
	03/07/2022	Class C Capital	323,437	21,563	(3)	49.57		03/07/2032	—		—
	03/05/2021	Class C Capital	331,730	—		135.16		03/05/2031	—		—
	03/06/2020	Class C Capital	375,000	—		49.35		03/06/2030	—		—
	03/01/2019	Class C Capital	233,718	—		40.36		03/01/2029	—		—

	03/07/2018	Class C Capital	182,100	—		53.95	03/07/2028	—		—
	03/07/2017	Class C Capital	163,980	—		35.16	03/07/2027	—		—
	03/28/2016	Class C Capital	300,000	—		22.41	03/28/2026	—		—
Lloyd D. Frink	02/27/2025	Class C Capital	26,249	113,749	(3)	76.32	02/27/2035	—		—
	03/07/2024	Class C Capital	90,680	116,590	(3)	55.94	03/07/2034	—		—
	03/07/2023	Class C Capital	592,968	269,532	(3)	41.75	03/07/2033	—		—
	03/07/2022	Class C Capital	67,500	—		49.57	03/07/2032	—		—
	03/07/2022	Class C Capital	253,125	16,875	(3)	49.57	03/07/2032	—		—
	03/05/2021	Class C Capital	265,385	—		135.16	03/05/2031	—		—
	03/06/2020	Class C Capital	300,000	—		49.35	03/06/2030	—		—
	03/01/2019	Class C Capital	233,718	—		40.36	03/01/2029	—		—
	03/07/2018	Class C Capital	182,100	—		53.95	03/07/2028	—		—
	03/07/2017	Class C Capital	163,980	—		35.16	03/07/2027	—		—
	03/28/2016	Class C Capital	84,168	—		22.41	03/28/2026	—		—
Jun Choo	02/27/2025	Class C Capital	—	—		—	—	35,209	(1)	2,401,958	(2)
	02/27/2025	Class C Capital	24,374	105,625	(3)	76.32	02/27/2035	—		—
	09/20/2024	Class C Capital	—	—		—	—	4,653	(1)	317,428	(2)
	09/20/2024	Class C Capital	19,032	41,871	(3)	67.09	09/20/2034	—		—
	03/07/2024	Class C Capital	—	—		—	—	15,342	(1)	1,046,631	(2)
	03/07/2024	Class C Capital	35,794	46,022	(3)	55.94	03/07/2034	—		—
	03/07/2023	Class C Capital	—	—		—	—	2,701	(5)	184,262	(2)
	03/07/2023	Class C Capital	89,397	8,103	(4)	41.75	03/07/2033	—		—
	03/07/2022	Class C Capital	105,468	7,032	(3)	49.57	03/07/2032	—		—

11/23/2021	Class C Capital	33,501	—	38.78	(6)	11/23/2031	—	—
03/06/2020	Class C Capital	120,000	—	49.35		03/06/2030	—	—
 _____________

(1)	The restricted stock units vest over four years, with 1/16th of the total number of shares subject to the restricted stock units vesting on the initial vesting date that corresponds to the applicable grant date below, and an additional 1/16th vesting approximately each three months thereafter until the restricted stock units are fully vested, subject to continued service through each such vesting date.
	Grant Date	Initial Vesting Date
	2/27/2025	5/14/2025
	9/20/2024	11/13/2024
	8/8/2024	11/13/2024
	3/7/2024	5/15/2024
	5/19/2023	8/16/2023
	3/7/2022	5/18/2022

(2)	Based on the closing price of Class C capital stock on December 31, 2025, which was $68.22.
(3)	The stock option award vests over four years, with 1/16th of the total number of shares subject to the option vesting on the initial vesting date that corresponds to the applicable grant date below and an additional 1/16th vesting approximately each three months thereafter until the option is fully vested. Vesting is subject to continued service through each such vesting date.
	Grant Date	Initial Vesting Date
	2/27/2025	5/14/2025
	9/20/2024	11/13/2024
	8/8/2024	11/13/2024
	3/7/2024	5/15/2024
	5/19/2023	8/16/2023
	3/7/2023	5/17/2023
	3/7/2022	5/18/2022
	11/21/2021	2/16/2022
	3/5/2021	5/19/2021

(4)	The stock option award vests over three years, with 1/12th of the total number of shares subject to the option vesting on the initial vesting date that corresponds to the applicable grant date below and an additional 1/12th vesting approximately each three months thereafter until the option is fully vested. Vesting is subject to continued service through each such vesting date.
	Grant Date	Initial Vesting Date
	3/7/2023	5/17/2023

(5)	The restricted stock units vest over three years, with 1/12th of the total number of shares subject to the restricted stock units vesting on the initial vesting date that corresponds to the applicable grant date below and an additional 1/12th vesting approximately each three months thereafter until the restricted stock units are fully vested. Vesting is subject to continued service through each such vesting date.
	Grant Date	Initial Vesting Date
	3/7/2023	5/17/2023

(6)	Reflects an adjustment to the exercise price with a stock option repricing event that occurred in August 2022.
2025 Option Exercises and Stock Vested Table
The following table provides information, on an aggregate basis, about stock options exercised and restricted stock units vested by the named executive officers during the fiscal year ended December 31, 2025.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Jeremy Wacksman
Class C Capital	—	—	70,330	5,314,841
Class A Common	—	—	—	—
Jeremy Hofmann
Class C Capital	50,000	2,576,768	51,884	3,923,290
Class A Common	—	—	—	—
Richard N. Barton
Class C Capital	—	—	—	—
Class A Common	—	—	—	—
Lloyd D. Frink
Class C Capital	115,832	6,853,947	—	—
Class A Common	—	—	—	—
Jun Choo
Class C Capital	160,660	6,768,342	27,463	2,071,786
Class A Common	—	—	—	—
______________

(1)	Based on the difference between the fair market value of Class C capital stock or Class A common stock, as applicable, at the time of exercise and the applicable exercise price of the stock option.
(2)	Based on the closing price of Class C capital stock on the market trading day prior to each applicable vesting date.
Potential Payments Upon Termination or Change of Control
Our 2020 Plan, 2011 Plan, and Executive Severance Plan entitle our named executive officers to certain benefits upon a change of control or a qualifying termination of employment. These arrangements are described below.

2020 and 2011 Plans. Our 2020 Plan and our 2011 Plan (the "Plans") provide that in the event of a change of control that qualifies as a Company Transaction (such as a merger and as further defined below), outstanding stock options and other equity awards that vest based on continued employment or service will only become fully vested and immediately exercisable to the extent they are not converted, assumed, substituted for, or replaced by the surviving or successor company (including a parent company thereof). In the event of a change of control that is not a company transaction (such as a change in a majority of our Board), all equity awards granted under the Plans will become fully vested and immediately exercisable. The Plans generally define “change of control” as the occurrence of any of the following events:
•an acquisition by a person or entity of beneficial ownership of more than 50% of the combined voting power of our outstanding voting securities (generally excluding any acquisition directly from Zillow Group, any acquisition by Zillow Group, any acquisition by an employee benefit plan of Zillow Group or a related company, any acquisition by holders of our Class B common stock as of July 19, 2011, provided such holder then beneficially owns no less than 25% of our outstanding voting securities, or an acquisition pursuant to certain related party transactions);
•a change in the composition of the Board during any two-year period such that the individuals who, as of the beginning of such two-year period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board (excluding directors whose election, or nomination for election, was approved by a majority of the Incumbent Board); or
•the consummation of a company transaction, which is generally defined as a merger or consolidation, a statutory share exchange or a sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of our assets, unless (a) after such transaction the beneficial owners of outstanding voting securities immediately prior to the transaction retain at least 50% of the combined voting power of such securities of the company resulting from the transaction, (b) no entity beneficially owns more than 50% of the combined voting power of the company resulting from such transaction, and (c) the individuals who were members of the Incumbent Board will immediately after the consummation of such transaction constitute at least a majority of the members of the board of directors of the company resulting from such transaction.
Executive Severance Plan. The Executive Severance Plan provides for the payment of severance and other benefits to eligible U.S. employees, including the named executive officers, in the event of a termination of employment by Zillow Group or a wholly-owned subsidiary (other than for death, disability, or cause) or by the employee for good reason (each an “Involuntary Termination,” with the terms “disability,” “cause,” and “good reason” as defined in the Executive Severance Plan). As a condition to receiving any severance payments or benefits, eligible employees must execute, and not revoke, a general release and waiver of claims against us in a form satisfactory to us and must continue to comply with the terms of their Confidentiality Agreement.

A description of the severance payments and benefits under the Executive Severance Plan are described above in the section titled “Compensation Discussion and Analysis - Elements of Executive Compensation - Executive Severance Plan.”
For purposes of the Executive Severance Plan, Company Transaction has the meaning set forth above for the Plans. “Cause” generally means one or more of the following by the executive officers:
•willful misconduct, insubordination, or dishonesty in the performance of duties or a knowing and material violation of our or, as applicable, a successor employer’s policies and procedures that results in a material adverse effect on us or a successor employer (which includes a parent thereof);
•continued failure to satisfactorily perform duties after receipt of written notice from us;
•willful actions in bad faith or intentional failures to act in good faith that materially impair our or a successor employer’s business, goodwill, or reputation;
•conviction of a felony or misdemeanor, conduct that we reasonably believe violates any statute, rule, or regulation governing us, or conduct that we reasonably believe constitutes unethical practices, dishonesty, or disloyalty and that results in a material adverse effect on us or a successor employer;
•current use of illegal substances; or
•any material violation of any employment agreement or our Confidentiality Agreement (or similar agreement to which the executive officer is a party).

The Executive Severance Plan generally defines “good reason” as one or more of the following conditions without the executive officer’s express, written consent, provided that the executive officer provides timely notice of such condition to us and we have the opportunity to cure such condition prior to the executive officer’s termination of employment:
•a material reduction in authority, duties, or responsibilities;
•a material reduction in annual salary (except for a reduction in connection with a general reduction in annual salary for all executive officers by an average percentage that is not less than the percentage reduction of the executive officer’s annual salary);
•a material breach of any employment agreement (or offer letter) by us or a successor employer; or
•relocation of more than 50 miles from the executive officer’s then current place of residence in order to continue to perform the duties and responsibilities of the position (not including customary travel as may be required by the nature of the position).
Potential Payments Upon Termination or Change of Control Table
The following table shows the estimated value of payments and benefits upon termination of employment or a change of control that would have accrued to the named executive officers under the Executive Severance Plan, if (i) their employment was terminated without cause or they terminated employment for good reason, (ii) we completed a Company Transaction, in which outstanding equity awards were not assumed or substituted by the surviving or successor company (or a parent company thereof), or (iii) their employment was terminated without cause or by the named executive officers for good reason in connection with or following a change of control in which stock options were assumed or substituted.
The amounts in the table assume that the triggering event took place on December 31, 2025. The amounts are estimates of the incremental amounts that would have accrued as of December 31, 2025, in the foregoing circumstances. The actual amounts can only be determined at the time of an actual termination of employment or Company Transaction.

Name	Benefit		Termination Without Cause or for Good Reason ($)		Full Acceleration of Equity Awards in a Change of Control/No Assumption or Substitution in a Company Transaction ($)	Termination Without Cause or for Good Reason in Connection with a Change of Control or Company Transaction ($)
Jeremy Wacksman	Cash Severance	(1)	426,938		—	426,938
	Stock Option Acceleration	(2)	1,635,194	(4)	3,454,302	3,454,302
	RSU Acceleration	(2)	3,678,354	(4)	9,142,230	9,142,230
	COBRA Benefit	(3)	27,057		—	27,057
	Total		5,767,543		12,596,532	13,050,527
Jeremy Hofmann	Cash Severance	(1)	353,100		—	353,100
	Stock Option Acceleration	(2)	1,326,891	(4)	2,018,968	2,018,968
	RSU Acceleration	(2)	2,530,143	(4)	4,830,726	4,830,726
	COBRA Benefit	(3)	27,062		—	27,062
	Total		4,237,196		6,849,694	7,229,856
Richard N. Barton	Cash Severance	(1)	412,446		—	412,446
	Stock Option Acceleration	(2)	8,235,006		10,427,396	10,427,396
	COBRA Benefit	(3)	21,998		—	21,998
	Total		8,669,450		10,427,396	10,861,840
Lloyd D. Frink	Cash Severance	(1)	401,366		—	401,366
	Stock Option Acceleration	(2)	6,658,638	(4)	8,880,956	8,880,956
	COBRA Benefit	(3)	27,439		—	27,439
	Total		7,087,443		8,880,956	9,309,761
Jun Choo	Cash Severance	(1)	357,520		—	357,520
	Stock Option Acceleration	(2)	614,013	(4)	958,098	958,098
	RSU Acceleration	(2)	1,503,978	(4)	3,950,279	3,950,279
	COBRA Benefit	(3)	26,369		—	26,369
	Total		2,501,880		4,908,377	5,292,266

_____________

(1)	Amount reflects cash severance equivalent to six months’ base salary based on the executive officer’s base salary as of December 31, 2025.
(2)
Calculated by multiplying the number of shares of Class C capital stock subject to acceleration by $68.22 (the closing price of our Class C capital stock, as of December 31, 2025) less, for options, the applicable per-share option exercise prices.

(3)	Amount reflects the estimated value of COBRA or benefits continuation coverage, as applicable, for six months, including the applicable estimated tax gross up.
(4)	Amount reflects the value of 12 months’ accelerated vesting of unvested stock options or restricted stock unit awards, as applicable.
All “Total” amounts above assume full payment of the amounts due, with no reduction for any amounts that may constitute excess parachute payments under Code Section 280G.

PAY VERSUS PERFORMANCE

Pay Versus Performance Table
We are required by SEC rules to disclose the following information regarding compensation paid to our NEOs over the current and certain past years. The amounts set forth below under the headings "Compensation Actually Paid to Jeremy Wacksman (PEO)," "Compensation Actually Paid to Richard N. Barton (PEO)" and "Average Compensation Actually Paid to Non-PEO NEOs" have been calculated in a manner consistent with Item 402(v) of Regulation S-K. For purposes of this section, "Principal Executive Officer" or "PEO" refers to both Jeremy Wacksman, our Chief Executive Officer (CEO) effective August 7, 2024, and Richard N. Barton, our CEO for the periods presented in this section until August 7, 2024. Non-PEO NEOs refers to our other NEOs as described in the footnotes below.

The following table sets forth additional compensation information of our PEO and our other NEOs along with total shareholder return and net income (loss) for the fiscal years 2021, 2022, 2023, 2024 and 2025. Neither the Board nor the compensation committee considers any specific financial measures in making compensation decisions for our NEOs, so we have not included a column regarding a "Company-Selected Measure" as defined by SEC rules.

Year	(b) Summary Compensation Table Total for Jeremy Wacksman (PEO) ($) (1)	(b) Summary Compensation Table Total for Richard N. Barton (PEO) ($) (1)	(c) Compensation Actually Paid to Jeremy Wacksman (PEO) ($) (1) (2)(3)	(c) Compensation Actually Paid to Richard N. Barton (PEO) ($) (1) (2)(3)	(d) Average Summary Compensation Table Total for Non-PEO NEOs ($)(4)(5)	(e) Average Compensation Actually Paid to Non-PEO NEOs ($) (2)(3)(4)(5)	Value of Initial Fixed $100 Investment Based On:		(h) Net Income (Loss) ($ millions) (8)
							(f) Total Shareholder Return ($) (6)	(g) Peer Group Total Shareholder Return ($) (7)
2025	7,138,557	n/a	4,641,659	n/a	7,201,786	4,233,211	Class A 50.19	138.27	23
							Class C 52.56
2024	15,663,427	7,537,842	25,793,192	20,784,284	6,154,521	11,843,561	Class A 52.12	115.41	(112)
							Class C 57.05
2023	n/a	26,362,827	n/a	47,405,181	9,869,903	19,430,451	Class A 41.72	86.60	(158)
							Class C 44.58
2022	n/a	11,503,768	n/a	(324,269)	12,196,488	2,765,576	Class A 22.96	59.35	(101)
							Class C 24.82
2021	n/a	20,955,934	n/a	(9,747,493)	15,422,854	(10,187,600)	Class A 45.77	97.88	(528)
							Class C 49.19
______________

(1)	Reflects compensation amounts reported in the Summary Compensation Table for our CEOs in the respective years shown.
(2)	"Compensation Actually Paid" to our PEO and other NEOs in each of 2025, 2024, 2023, 2022 and 2021 reflects the respective amounts set forth in column (b) of the table above, adjusted as determined in accordance with SEC rules. The dollar amounts reflected in column (b) of the table above do not reflect the actual amount of compensation earned by or paid to our CEO(s) during the applicable year. For information regarding the decisions made by our compensation committee in regards to the compensation for the CEO(s) and each other NEO for each fiscal year, please see the Compensation Discussion & Analysis section of the proxy statements reporting pay for the fiscal years covered in the above table. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the PEO's and Non-PEO NEOs' total compensation for each year to determine the compensation actually paid.

Year	Summary Compensation Table Total ($)	Less: Stock Awards and Option Awards from Summary Compensation Table ($)	Add: Year-End Fair Value of Equity Awards Granted in the Year that are Unvested and Outstanding as of the End of the Year ($)	Add: Year-over-Year Change in Fair Value of Awards Granted in Prior Years that are Unvested and Outstanding as of the End of the Year ($)	Add: Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($) (4)	Add: Year-over-Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Compensation Actually Paid ($)
PEO
2025	7,138,557	6,256,336	4,339,634	(2,059,691)	1,142,872	336,623	4,641,659
2024 - Jeremy Wacksman	15,663,427	14,838,303	20,219,949	2,587,476	2,149,862	10,781	25,793,192
2024 - Richard N. Barton	7,537,842	6,711,755	7,910,040	10,567,750	1,303,568	176,839	20,784,284
2023	26,362,827	25,571,040	32,815,035	5,508,380	5,561,845	2,728,134	47,405,181
2022	11,503,768	10,778,438	4,733,279	(5,500,274)	2,515,450	(2,798,054)	(324,269)
2021	20,955,934	20,065,784	5,963,795	(16,703,442)	2,234,898	(2,132,894)	(9,747,493)
Average Non-PEO NEOs
2025	7,201,786	6,413,719	4,191,356	(2,200,918)	1,158,438	296,268	4,233,211
2024	6,154,521	5,455,434	6,191,795	3,936,711	975,641	40,327	11,843,561
2023	9,869,903	9,187,330	11,012,126	3,699,355	2,096,974	1,939,423	19,430,451
2022	12,196,488	11,536,103	4,253,259	(2,595,368)	2,815,962	(2,368,662)	2,765,576
2021	15,422,854	14,714,989	4,373,482	(14,647,449)	1,638,923	(2,260,421)	(10,187,600)

(3)	Stock option grant date fair values are calculated based on the Black-Scholes-Merton option pricing model as of the date of grant. Adjustments have been made using stock option fair values as of each measurement date using the stock price as of the measurement date and updated assumptions (i.e., the expected term and volatility) as of the measurement date. Time-vested restricted stock unit grant date fair values are calculated using the stock price as of the grant date. Adjustments have been made using the stock price as of year end and as of each date of vest, as applicable.

(4)	The 2022 amounts in the table include the impact of a true-up of the value of already vested and outstanding stock options due to a reprice of the options effectuated by the Company on August 8, 2022.
(5)
The following non-PEO named executive officers are included in the average figures shown:
2025: Jeremy Hofmann, Richard N. Barton, Lloyd D. Frink, Jun Choo
2024: Jeremy Hofmann, Lloyd D. Frink, Jun Choo, David A. Beitel
2023: Jeremy Hofmann, Allen W. Parker, Lloyd D. Frink, Susan Daimler, David A. Beitel
2022: Allen W. Parker, Jeremy Wacksman, Susan Daimler, David A. Beitel
2021: Allen W. Parker, Lloyd D. Frink, Jeremy Wacksman, David A. Beitel

(6)	For the relevant fiscal year, represents the cumulative total shareholder return (TSR) of Zillow Group, Inc.'s Class A common stock and Class C capital stock for the measurement periods ending on December 31 of each of 2025, 2024, 2023, 2022 and 2021, respectively, as reported in the Company's Annual Report on Form 10-K for each respective period.
(7)	For the relevant fiscal year, represents the cumulative TSR of the RDG Internet Composite Index ("Peer Group TSR") for the measurement periods ending on December 31 of each of 2025, 2024, 2023, 2022 and 2021, respectively. The comparison assumes $100 was invested for the period starting December 31, 2020, through December 31 of the applicable fiscal year in each of the Company’s Class A common stock and Class C capital stock and the Peer Group TSR. The historical stock price performance of our Class A common stock and Class C capital stock shown is not necessarily indicative of future stock price performance.
(8)	Reflects "Net Income (Loss)" in the Company's Consolidated Statements of Operations included in the Company's Annual Reports on Form 10-K for each of the years ended December 31, 2025, 2024, 2023, 2022 and 2021.
Most Important Measures
Neither the Board nor the compensation committee considers any other financial or non-financial measures in determining compensation for our NEOs.
Relationship Between Pay and Performance
The Company's chosen peer group for purposes of demonstrating the relationship between certain metrics and "compensation actually paid" is the same group as that used for purposes of the stock performance graph included in the Company's Annual Report on Form 10-K. Below are graphs showing the relationship of "compensation actually paid" to our PEO and other NEOs in 2021, 2022, 2023, 2024 and 2025 to (a) TSR of both Zillow Group, Inc. and the RDG Internet Composite Index and (b) Zillow Group, Inc.'s net income (loss).

COMPENSATION ACTUALLY PAID VERSUS SHAREHOLDER RETURN
$60,000,000
$50,000,000
$40,000,000
$30,000,000
$20,000,000
$10,000,000
$-
$(10,000,000)
$(20,000,000)
$160
$140
$120
$100
$80
$60
$40
$20
$-
2021
2022
2023
2024
2025
PEO (Barton) Compensation Actually Paid
NEO Compensation Actually Paid
PEO (Wacksman) Compensation Actually Paid
Zillow Group, Inc. Class A
Zillow Group, Inc. Class C
RDG Internet Composite

COMPENSATION ACTUALLY PAID VERSUS NET INCOME (LOSS)
$60,000,000
$50,000,000
$40,000,000
$30,000,000
$20,000,000
$10,000,000
$-
$(10,000,000)
$(20,000,000)
$100,000,000
$-
$(100,000,000)
$(200,000,000)
$(300,000,000)
$(400,000,000)
$(500,000,000)
$(600,000,000)
2021
2022
2023
2024
2025
PEO (Barton) Compensation Actually Paid
NEO Compensation Actually Paid
PEO (Wacksman) Compensation Actually Paid
Net Income (Loss)

All information provided above under the “Pay Versus Performance Table” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

2025 PAY RATIO

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to disclose the median of the annual total compensation of our employees other than our Chief Executive Officer (our "CEO"), the annual total compensation of our CEO, and the ratio of these two amounts.
We determined that, as of December 31, 2025, our total employee population consisted of 7,067 individuals, which includes all full-time and part-time employees excluding our CEO. We determined our employee population for purposes of calculating the pay ratio by excluding our employees located in Canada, Germany and Serbia pursuant to the de minimis exemption under Item 402(u) of Regulation S-K. As of December 31, 2025, 44 employees were located in Canada, 10 employees were located in Germany, and 192 employees were located in Serbia, which together constituted approximately 3.5% of our total employee population.
After excluding these employees and our CEO, we determined the median employee for 2025 from an employee population of 6,821, consisting of 6,463 individuals located in the United States and 358 individuals located in Mexico. We compared (i) total cash compensation as reflected in our payroll records and as reported to the Internal Revenue Service on Form W-2 for 2025, (ii) aggregate grant date fair value of option awards and restricted stock units granted in 2025, computed in accordance with FASB ASC Topic 718, and (iii) matching Company contributions under the Zillow Group 401(k) Plan. We did not annualize compensation of employees who were hired during 2025 or make any cost-of-living adjustments in identifying the median employee. Cash amounts for Mexican employees were converted from Mexican pesos to U.S. dollars using an exchange rate of 19.21 Mexican pesos for each U.S. dollar payable (the daily average exchange rate during 2025, as reported by the Federal Reserve).
For purposes of this pay ratio, both the CEO's and the median employee's 2025 total compensation were calculated in accordance with the requirements of the Summary Compensation Table. As a result, for 2025, the annual total compensation of our median employee was $184,769 and the annual total compensation of our CEO, based on the methodology described above, was $7,138,557. Based on this information, for 2025, the estimated ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was 39 to 1.
Our pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. The SEC’s rules for identifying the median employee, calculating annual total compensation, and determining the pay ratio allow companies to use different methodologies, exemptions, estimates, and assumptions. Therefore, our pay ratio disclosure may not be comparable to that reported by other companies, as other companies not only have different employee populations and compensation practices, but also may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

We describe below transactions and series of similar transactions to which we were a party during our last fiscal year or which are currently proposed, and in which:
•the amounts involved exceeded or will exceed $120,000; and
•any of our directors, executive officers, or beneficial owners of more than 5% of any class of our voting securities, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.
Indemnification of Officers and Directors
We entered into indemnification agreements with each of our directors and certain of our executive officers which provide, among other things, that we will indemnify such director or officer, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines, and settlements they may be required to pay in actions or proceedings to which they are or may be made a party by reason of their position as a director, officer, or other agent of Zillow Group, and otherwise to the fullest extent permitted under Washington law and our Bylaws.
Aircraft Charter Agreements
On April 3, 2019, the Company and Executive Jet Management, Inc. (“EJM”) entered into a Charter Service Agreement, as may be amended from time to time (“Charter Agreement #1”) for the occasional use by the Company of an aircraft owned by an entity that is owned by Lloyd D. Frink. Under Charter Agreement #1, the Company may charter the aircraft through EJM for business travel at a pre-determined rate per flight hour, which is currently set at $14,650 per flight hour, plus certain additional costs. As the aircraft owner, Mr. Frink receives substantially all of the charter fees we pay to EJM, net of any fees retained by EJM and related aircraft operating expenses. In addition, the Company entered into an Aircraft Time Sharing Agreement with Mr. Frink on October 3, 2022, as may be amended from time to time ("Time Sharing Agreement #1") for a similar purpose, pursuant to which the Company may lease the aircraft for business travel and pay certain time-sharing costs. Charter Agreement #1 and Time Sharing Agreement #1 were each approved in accordance with our Related Person Transaction Policy. We recognized an aggregate amount of $281,906 in business travel expenses pursuant to Charter Agreement #1 and no business travel expenses pursuant to Time Sharing Agreement #1 for the year ended December 31, 2025.

On March 2, 2020, the Company and EJM entered into a Charter Service Agreement, as may be amended from time to time ("Charter Agreement #2") for the occasional use by the Company of an aircraft owned by an entity that is owned by Richard N. Barton. Under Charter Agreement #2, the Company may charter the aircraft through EJM for business travel at a pre-determined rate per flight hour, which is currently set at $14,650 per flight hour, plus certain additional costs. As the aircraft owner, Mr. Barton receives substantially all of the charter fees we pay to EJM, net of any fees retained by EJM and related aircraft operating expenses. In addition, the Company entered into an Aircraft Time Sharing Agreement with Mr. Barton on December 14, 2022, as may be amended from time to time ("Time Sharing Agreement #2") for a similar purpose, pursuant to which the Company may lease the aircraft for business travel and pay certain time-sharing costs. Charter Agreement #2 and Time Sharing Agreement #2 were each approved in accordance with our Related Person Transaction Policy. We recognized an aggregate amount of $248,765 in business travel expenses pursuant to Charter Agreement #2 and no business travel expenses pursuant to Time Sharing Agreement #2 for the year ended December 31, 2025.
Employment of Related Persons' Family Members
Richard N. Barton is our co-founder and Co-Executive Chairman of the Board. Beginning June 2, 2025, Mr. Barton's son is an employee of the Company. In connection with his employment during 2025, Mr. Barton's son received aggregate compensation of $431,162, consisting of his base salary, a portion of a sign-on bonus, and equity compensation. Such compensation is comparable to other Company employees at a similar level and was determined in accordance with our standard compensation practices.
Lloyd D. Frink is our co-founder, President, and Co-Executive Chairman of the Board. Beginning May 12, 2025, Mr. Frink's son is an employee of the Company. In connection with his employment during 2025, Mr. Frink's son received aggregate compensation of $151,851, consisting of his base salary, a portion of a sign-on bonus, and equity compensation. Such compensation is comparable to other Company employees at a similar level and was determined in accordance with our standard compensation practices.
Other than as described above in this section, since the beginning of our last fiscal year, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest.
Policies and Procedures for the Review and Approval or Ratification of Transactions with Related Persons
Our Board has adopted a written policy that sets forth the policies and procedures for the review and approval or ratification of related person transactions. Under the policy, all of our directors and executive officers and all of our beneficial owners of more than 5% of our Class A common stock, Class B common stock, or other voting securities are expected to disclose to our General Counsel the material facts of any transaction that could potentially be considered a related person transaction promptly on gaining knowledge that the transaction may occur or has occurred. The audit committee is authorized to administer the policy, and may amend, modify, and interpret the policy. A related person transaction generally is defined under the policy as any transaction required to be disclosed under the SEC’s related person transaction disclosure requirement of Item 404(a) of Regulation S-K.
Any potential related person transaction reported to or otherwise made known to the General Counsel will be reviewed under the policy according to the following procedures:
•If the General Counsel determines that disclosure of the transaction in our annual proxy statement or annual report on Form 10-K is not required under the SEC’s related person transaction disclosure requirement, the transaction will be deemed approved and will be reported to the audit committee at its next scheduled meeting.
•If disclosure of the transaction in our annual proxy statement or annual report on Form 10-K is required under the SEC’s related person transaction disclosure requirement, the General Counsel will submit the transaction to the chairperson of the audit committee, who will review and, if authorized, will determine whether to approve or ratify the transaction. The chairperson is authorized to approve or ratify any related person transaction involving an aggregate amount of less than $250,000 or when it would not be practicable in the judgment of the chairperson and General Counsel to wait for the next audit committee meeting to review the transaction. The chairperson is not authorized to review a related person transaction in which the chairperson is involved.
•If the transaction is outside the chairperson’s authority, the chairperson will submit the transaction to the audit committee for review and approval or ratification at its next regularly scheduled meeting or, if deemed necessary by the General Counsel or the chairperson, as applicable, at a special meeting of the audit committee called for this purpose or in a written consent submitted to the committee in accordance with Zillow Group’s Amended and Restated Bylaws.
•If the transaction to be reviewed and acted upon by the audit committee involves a member of the audit committee (including the chairperson), the involved member shall recuse themselves from deliberations related to the transaction and the other members of the audit committee shall take appropriate action.
When determining whether to approve or ratify a related person transaction, the chairperson of the audit committee or the audit committee, as applicable, will review relevant facts regarding the related person transaction, including:
•the extent of the related person’s interest in the transaction;
•whether the terms are comparable to those generally available in arm’s-length transactions; and

•whether the related person transaction is consistent with the best interests of the Company.
If any related person transaction is ongoing or is part of a series of transactions, the chairperson or the audit committee, as applicable, may establish guidelines as necessary to appropriately review the ongoing transaction. After initial approval or ratification of the transaction, the chairperson or the audit committee, as applicable, will review the transaction on a regular basis (at least annually).
If any related person transaction is not approved or ratified, the audit committee may take such action as it may deem necessary or desirable in the best interests of the Company.

General Information Concerning the Proxy Statement, Proxies, and Voting at the Annual Meeting
Questions About Materials

What information is included in this Proxy Statement?
The information in this Proxy Statement relates to the management proposals expected to be voted on at our 2026 Annual Meeting of Shareholders (the "Annual Meeting"), the voting process, our Board and Board committees, the compensation of Zillow Group directors and certain executive officers for 2025, and other information.

Why did I receive these proxy materials?
We are providing these proxy materials in connection with the solicitation by the Board of Directors of Zillow Group of proxies to be voted at our Annual Meeting and at any adjournment or postponement of the Annual Meeting. In accordance with the rules of the U.S. Securities and Exchange Commission (the "SEC"), we sent a Notice of Internet Availability of Proxy Materials on or about April 15, 2026, and provided access to our proxy materials online beginning on or before that date, to the holders of record and beneficial owners of our Class A and Class B common stock as of the close of business on March 24, 2026 (the “Record Date”). Our Class C capital stock is non-voting (except in limited circumstances as required by Washington law or our Amended and Restated Articles of Incorporation). Holders of our Class C capital stock are not entitled to vote their shares of Class C capital stock at or attend the Annual Meeting. If you hold shares of our Class C capital stock in addition to shares of our Class A or Class B common stock, your voting power with respect to the proposals to be presented at the Annual Meeting is limited to your Class A and Class B common stock ownership.
The Annual Meeting will be held on June 2, 2026, at 2:00 p.m. (Pacific Time) in a virtual-only format at meetnow.global/M7L2ATC.

What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares of Class A and Class B common stock you own, you must either sign and return all of the proxy cards or follow the instructions for any alternative voting procedures on each of the proxy cards or Notices of Internet Availability of Proxy Materials you receive.

Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to holders of our Class A and Class B common stock. All such shareholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive an electronic copy or printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request an electronic copy or printed copy may be found in the Notice of Internet Availability of Proxy Materials. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage shareholders to take advantage of the availability of the proxy materials online to help reduce the environmental impact of the circulation of proxy materials.

Who will pay for the cost of this proxy solicitation?
Zillow Group will bear the cost of the solicitation of proxies from our shareholders. In addition to solicitation by mail, our directors, officers, and employees, without additional compensation, may solicit proxies from shareholders by telephone, by letter, by facsimile, in person, or otherwise. Following the original circulation of the proxies and other soliciting materials, we will request brokers, trusts, banks, or other nominees to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Zillow Group Class A or Class B common stock and to request authority for the exercise of proxies. In such cases, Zillow Group, upon the request of the brokers, trusts, banks, and other shareholder nominees, may reimburse such holders for their reasonable expenses.
Questions About Voting
Who is entitled to vote?
Holders of our Class A and Class B common stock as of the close of business on the Record Date are entitled to receive the Notice of Annual Meeting of Shareholders and to vote at the Annual Meeting. As of the close of business on the Record Date, there were 42,435,296 shares of Class A common stock and 6,217,447 shares of Class B common stock outstanding and entitled to vote. Our Class C capital stock is non-voting (except in limited circumstances as required by Washington law or our Amended and Restated Articles of Incorporation).
Holders of our Class C capital stock are not entitled to notice of, to attend, or to vote at, the Annual Meeting with respect to their shares of Class C capital stock. If you hold shares of our Class C capital stock in addition to shares of our Class A or Class B common stock, your voting power with respect to the proposals to be presented at the Annual Meeting is limited to your Class A and Class B common stock ownership.

How many votes do I have?
On any matter that is submitted to a vote of our shareholders, the holders of our Class A common stock are entitled to one vote per share of Class A common stock and the holders of our Class B common stock are entitled to 10 votes per share of Class B common stock. Holders of our Class A common stock and Class B common stock are not entitled to cumulative voting in the election of directors. Our Class C capital stock is non-voting (except in limited circumstances as required by Washington law or our Amended and Restated Articles of Incorporation). If you hold shares of our Class C capital stock in addition to shares of our Class A or Class B common stock, your voting power with respect to the proposals to be presented at the Annual Meeting is limited to your Class A and Class B common stock ownership.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?
Most shareholders hold their shares through a broker, trust, bank, or other nominee rather than directly in their own names.
If on March 24, 2026, your shares of Class A or Class B common stock were registered directly in your name with our transfer agent, Computershare, then you are a shareholder of record. As a shareholder of record, you may vote online during or in advance of the Annual Meeting, as applicable, or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote online, by telephone, or by filling out and returning a proxy card to ensure your vote is counted.
If on March 24, 2026, your shares of Class A or Class B common stock were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares of Class A and Class B common stock in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not attend the Annual Meeting or vote your shares online at the Annual Meeting, as applicable, unless you request and obtain a valid proxy card from your broker or other agent and follow the other instructions included below.

What am I voting on?
We are asking you to vote on the following matters in connection with the Annual Meeting:
1.    The election of three directors nominated by our Board to serve until the 2029 Annual Meeting of Shareholders; and
2.    Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
We will also consider any other business that may properly come before the Annual Meeting.

How do I vote?
For Proposal No. 1, you may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee to the Board that you specify. For Proposal No. 2, you may vote “For” or “Against” or abstain from voting.
☑ Vote by Internet. Shareholders of record may submit proxies online by following the instructions on the Notice of Internet Availability of Proxy Materials or, if printed copies of the proxy materials were requested, the instructions on the printed proxy card. Most beneficial shareholders may vote by accessing the website specified on the voting instructions form provided by their brokers, trustees, banks, or other nominees. Please check your voting instruction form for internet voting availability.
☑ Vote by Telephone. Shareholders of record may submit proxies using any touch-tone telephone from within the United States, US territories, and Canada by calling toll free 1-800-652-VOTE (8683) and following the instructions provided by the recorded message or, if printed copies of the proxy materials were requested, by following the instructions on the printed proxy card. Most beneficial owners may vote using any touch-tone telephone from within the United States by calling the number specified on the voting instruction forms provided by their brokers, trustees, banks, or other nominees.
☑ Vote by Mail. Shareholders of record may submit proxies by mail by requesting printed proxy cards and completing, signing, and dating the printed proxy cards and mailing them in the pre-addressed envelopes that will accompany printed proxy materials. Beneficial owners may vote by completing, signing and dating the voting instruction forms provided and mailing them in the pre-addressed envelopes accompanying the voting instruction forms.
If you are a shareholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Board. If you are a beneficial owner and you return your signed voting instruction form but do not indicate your voting preferences, please see “What are ‘broker non-votes’ and how do abstentions and ‘broker non-votes’ affect the proposals?” for information regarding whether your broker, bank or other holder of record may vote your uninstructed shares on a particular proposal.
☑ Vote Online at the Annual Meeting. All shareholders of Class A or Class B common stock as of the close of business on the Record Date can vote at the Annual Meeting. You can also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. Shareholders of record may vote online during the Annual Meeting by visiting meetnow.global/M7L2ATC and following the instructions found on your proxy card. If you are a beneficial owner, and would like to attend the Annual Meeting online, we recommend that you register in advance with Computershare by following the instructions below. Even if you plan to attend the Annual Meeting, we recommend that you also vote in advance either by telephone, internet, or mail so your vote will be counted if you decide not to attend.

What are the voting requirements to elect directors and approve the other proposals described in this Proxy Statement?
With respect to Proposal No. 1, the three directors receiving the largest number of votes will be elected. With respect to Proposal No. 2, the number of votes cast in favor of the proposal must exceed the number of votes cast against the proposal in order for the proposal to be approved.

What are “broker non-votes” and how do abstentions and “broker non-votes” affect the proposals?
A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote the shares on a proposal because the nominee does not have discretionary voting power for a particular item and has not received instructions from the beneficial owner regarding voting. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. We believe that Proposal No. 1 will be considered “non-routine” and that Proposal No. 2 will be considered “routine.” Accordingly, if your shares are held by a broker on your behalf and you do not instruct the broker as to how to vote these shares on Proposal No. 1, the election of three directors, we expect that the broker may not exercise discretion to vote on that proposal. With respect to Proposal No. 2, the ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2026, we expect that the broker may exercise its discretion to vote for or against that proposal in the absence of your instruction.
Abstentions and broker non-votes are not counted as votes in favor of or against any proposal.

Can I change my vote or revoke my proxy?
Yes, if you are a shareholder of record, you may revoke your proxy at any time before it is exercised at the Annual Meeting by (a) delivering written notice, bearing a date later than the proxy, stating that the proxy is revoked, (b) submitting a later-dated proxy relating to the same shares by mail, telephone, or the internet prior to the vote at the Annual Meeting, and (c) by voting online during the Annual Meeting. Shareholders of record may send a written notice or request for a new proxy card via regular mail to Zillow Group, Inc., c/o Computershare Investor Services, P.O. Box 43006, Providence, RI 02940-3006 or follow the instructions provided on the Notice of Internet Availability of Proxy Materials and proxy card to request to receive an electronic copy or printed set of the proxy materials, including a new proxy card, or submit a new proxy by telephone or via the internet. Shareholders of record may also request a new proxy card by calling (866) 411-1103 or, if outside the United States, (201) 680-6578.
If you are a beneficial shareholder, you may revoke your proxy or change your vote only by following the separate instructions provided by your broker, trust, bank, or other nominee.

When will Zillow Group announce the results of the voting?
Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.
Questions About the Meeting
What are the requirements for admission to the Annual Meeting?
Only holders of our Class A and Class B common stock and persons holding proxies from such shareholders may attend the Annual Meeting.
To be admitted to the Annual Meeting at meetnow.global/M7L2ATC, you must enter the control number found on your proxy card, voting instruction form or notice. If you hold your shares through an intermediary, such as a broker, trust, bank, or other nominee, and do not have a control number, you must register in advance to attend the Annual Meeting by submitting proof of your proxy power (legal proxy) reflecting your holdings in Zillow Group, Inc. along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. (Eastern Time) on May 28, 2026. You will receive a confirmation of your registration by email after Computershare receives your registration materials. Requests for registration should be directed to Computershare at the following:
•By email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com
•By mail: Computershare, Zillow Group, Inc. Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001
You may participate in and vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.
What if I have trouble accessing the Annual Meeting virtually?
The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most up-to-date version of applicable software and plugins. Note: Internet Explorer is not a supported browser. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. For further assistance, should you need it, you may call Local 1-888-724-2416 or International +1 781-575-2748.

What constitutes a quorum at the Annual Meeting?
Transaction of business at the Annual Meeting may occur if a quorum is present. If a quorum is not present, it is expected that the Annual Meeting will be adjourned or postponed in order to permit additional time for soliciting and obtaining additional proxies or votes, and, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Annual Meeting, except for any proxies that have been effectively revoked or withdrawn.
The presence at the Annual Meeting, virtually or by proxy, of the holders of a majority of the total voting power of Zillow Group’s Class A and Class B common stock constitutes a quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum.

Additional Information
Code of Conduct and Code of Ethics
Our Board has adopted a Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, and controller, and persons performing similar functions, and a Code of Conduct that applies to all of our directors, officers, and employees. A copy of each is available on the Investor Relations section of our website at https://investors.zillowgroup.com/investors/governance/governance-documents/default.aspx. Substantive amendments to and waivers from either, if any, will be disclosed on the Investor Relations section of our website.
List of Shareholders of Record
In accordance with Washington law, a list of the names of our shareholders of record entitled to vote at the Annual Meeting will be available for 10 days prior to the Annual Meeting for any purpose relevant to the meeting, between the hours of 9:00 a.m. and 4:30 p.m. (Pacific Time) at our principal executive offices at 1301 Second Avenue, Floor 36, Seattle, Washington 98101. If you would like to view the shareholder list, please contact Investor Relations in advance at ir@zillowgroup.com. This list will also be available during the entire time of the Annual Meeting on the virtual meeting website.
Submission of Shareholder Proposals for Inclusion in Next Year’s Proxy Statement or Presentation at Next Year’s Annual Meeting
To be considered for inclusion in next year’s proxy statement and form of proxy pursuant to Rule 14a-8 under the Exchange Act, shareholder proposals for the 2027 Annual Meeting of Shareholders satisfying the conditions of Rule 14a-8 must be received at our principal executive offices no later than the close of business on December 16, 2026.

For any proposal that is not submitted for inclusion in next year’s proxy statement but is instead sought to be presented directly at the 2027 Annual Meeting of Shareholders, shareholders are advised to review our Bylaws as they contain requirements with respect to advance notice of shareholder proposals not intended for inclusion in our proxy statement and director nominations. For director nominations, shareholders should include the name, biographical information, and other relevant information relating to the recommended director nominee, including, among other things, information that would be required to be included in the proxy statement filed in accordance with applicable rules under the Exchange Act and the written consent of the director nominee to be named as a nominee and to serve as a director if elected, among other requirements set forth in our Bylaws.
To be timely, a shareholder’s notice must be delivered to and received by our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of our 2026 Annual Meeting of Shareholders. Accordingly, any such shareholder proposal must be received between February 2, 2027, and the close of business on March 4, 2027. Copies of the pertinent Bylaw provisions are available on request to the following address: Corporate Secretary, Zillow Group, Inc., 1301 Second Avenue, Floor 36, Seattle, Washington 98101 or via email at corporatelegal@zillowgroup.com.
For such proposals or nominations that are timely filed, we retain discretion to vote proxies we receive, provided that (a) we include in our proxy statement advice to shareholders on the nature of the proposal and how we intend to exercise our voting discretion and (b) the proponent does not issue a separate and appropriate proxy statement. Furthermore, if our 2027 Annual Meeting of Shareholders is not held between May 3, 2027, and August 11, 2027, then you must submit your proposal (or director nomination) not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 70th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.
In addition to satisfying the requirements under our Bylaws with respect to advance notice of any director nomination, any shareholder that intends to solicit proxies in support of director nominees other than the Company's director nominees in accordance with Rule 14a-19 under the Exchange Act must provide notice to the Corporate Secretary at the address above no later than 60 calendar days prior to the anniversary of the previous year's annual meeting (no later than April 3, 2027, for the 2027 Annual Meeting of Shareholders). Any such notice of intent to solicit proxies must comply with all the requirements of Rule 14a-19.

Shareholder Communications with the Board of Directors
Shareholders may contact our Board as a group or any individual director about the Board or corporate governance by sending written correspondence to the following address: Board of Directors - Zillow Group, Inc., Attn: Corporate Secretary, 1301 Second Avenue, Floor 36, Seattle, Washington 98101 or by email at corporatelegal@zillowgroup.com. Shareholders should clearly specify in each communication the name(s) of the group of directors or the individual director to whom the communication is addressed. Inquiries meeting these criteria will be received and processed by management before being forwarded to the group of directors or the individual director, as designated in the communication. Communications that are unrelated to the duties and responsibilities of the Board, corporate governance matters, or are unduly hostile, threatening, potentially illegal, or similarly unsuitable will not be forwarded. During 2025, we engaged in discussions with shareholders, as requested, on three occasions concerning governance matters of shared interest.

Internet Voting
Zillow Group is incorporated under Washington law, which specifically permits electronically transmitted proxies, provided that the transmission sets forth or is submitted with information from which it can reasonably be determined that the transmission was authorized by the shareholder. The electronic voting procedures provided for the Annual Meeting are designed to authenticate each shareholder by use of a control number and to confirm that shareholder instructions are properly recorded.

Householding
The SEC permits a procedure called “householding.” Under this procedure, we may deliver a single Notice of Internet Availability of Proxy Materials ("Notice") to certain shareholders sharing the same address unless contrary instructions have been received. If you are a beneficial shareholder and would like to either participate in householding or receive separate copies of this year’s Notice or future Notices, please contact the broker or bank where you hold your account, or Broadridge Financial Solutions, Inc. at (866) 540-7095 or c/o Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. We will promptly deliver a separate copy of the Notice upon written or oral request.

Zillow Group, Inc.

VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.investorvote.com/ZG** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/ZG

Using a black ink pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2026 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" ALL NOMINEES WITH RESPECT TO THE ELECTION OF DIRECTORS AND "FOR" ITEM 2.

+

The Board of Directors recommends you vote FOR all nominees.

1. Election of Directors:

	For	Against	Abstain
01 - Amy C. Bohutinsky	☐	☐	☐
02 - Jay C. Hoag	☐	☐	☐
03 - Gregory B. Maffei	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A-C ON BOTH SIDES OF THIS CARD

1 U P X +

049GWB

The 2026 Annual Meeting of Shareholders of Zillow Group, Inc. will be held on
Tuesday, June 2, 2026 at 2:00 pm (Pacific Time), virtually via the Internet at meetnow.global/M7L2ATC.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.
The Company's 2026 Proxy Statement and Annual Report for the year ended December 31, 2025 are available at:
https://investors.zillowgroup.com/investors/financials/annual-reports-and-proxies/default.aspx

Small steps make an impact.
Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/ZG

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

PROXY
ZILLOW GROUP, INC.
2026 ANNUAL MEETING OF SHAREHOLDERS - JUNE 2, 2026
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Jeremy Wacksman and Bradley D. Owens, and each of them, as proxies of the undersigned, with the full power of substitution, to vote all shares of Zillow Group, Inc. Class A and/or Class B common stock held of record by the undersigned on March 24, 2026, at the 2026 Annual Meeting of Shareholders of Zillow Group, Inc. to be held virtually at www.meetnow.global/M7L2ATC on June 2, 2026 at 2:00 pm Pacific Time and any and all postponements, continuations, or adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters listed on the reverse side in accordance with the instructions designated on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting including matters incidental to the conduct of the meeting.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

(Continued and to be marked, dated, and signed, on the other side)

C **Non-Voting Items**

Change of Address — Please print new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A-C ON BOTH SIDES OF THIS CARD

Zillow Group, Inc.

VOTE

Using a black ink pen, mark your votes with an X as shown in this example.
Please do not write outside the designated areas.

2026 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" ALL NOMINEES WITH RESPECT TO THE ELECTION OF DIRECTORS AND "FOR" ITEM 2.

The Board of Directors recommends you vote FOR all nominees.

1. Election of Directors:

	For	Against	Abstain
01 - Amy C. Bohutinsky	☐	☐	☐
02 - Jay C. Hoag	☐	☐	☐
03 - Gregory B. Maffei	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A-B ON THIS SIDE OF THIS CARD

1 U P X

049GZB

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.
The Company's 2026 Proxy Statement and Annual Report for the year ended December 31, 2025 are available at:
https://investors.zillowgroup.com/investors/financials/annual-reports-and-proxies/default.aspx

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

PROXY

ZILLOW GROUP, INC.

2026 ANNUAL MEETING OF SHAREHOLDERS - JUNE 2, 2026

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Jeremy Wacksman and Bradley D. Owens, and each of them, as proxies of the undersigned, with the full power of substitution, to vote all shares of Zillow Group, Inc. Class A and/or Class B common stock held of record by the undersigned on March 24, 2026, at the 2026 Annual Meeting of Shareholders of Zillow Group, Inc. to be held virtually at www.meetnow.global/M7L2ATC on June 2, 2026 at 2:00 pm Pacific Time and any and all postponements, continuations, or adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters listed on the reverse side in accordance with the instructions designated on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting including matters incidental to the conduct of the meeting.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

(Continued and to be marked, dated, and signed, on the other side)